UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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OSI SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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12525 Chadron Avenue
Hawthorne, California 90250

October     , 2006

To Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of OSI Systems, Inc., which will be held at 10:30 a.m., local time, on November 30, 2006, at our executive offices, 12525 Chadron Avenue, Hawthorne, California 90250. All holders of OSI Systems, Inc. common stock as of the close of business on October 2, 2006 are entitled to vote at the Annual Meeting. Enclosed is a copy of the Notice of Annual Meeting of Shareholders, Proxy Statement and Proxy Card.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. In order to facilitate your voting, you may vote in person at the meeting, by sending in your written proxy. Your vote will ensure your representation at the Annual Meeting if you cannot attend in person. Please review the instructions on the Proxy Card regarding each of these voting options.

Thank you for your ongoing support and continued interest in OSI Systems, Inc.

Sincerely,

Victor S. Sze
Secretary

12525 Chadron Avenue
Hawthorne, California 90250

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held November 30, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of OSI Systems, Inc., a California corporation (the “Company”), will be held at 10:30 a.m., local time, on November 30, 2006, at the executive offices of the Company, 12525 Chadron Avenue, Hawthorne, California 90250, for the following purposes:

1.     To elect six directors to hold office for a one-year term and until their respective successors are elected and qualified.

2.     To ratify the Amended and Restated 1997 Stock Option Plan to add the authority to issue and grant restricted stock.

3.     To amend the Amended and Restated 1997 Stock Option Plan to change the name of the plan and extend the term of the plan.

4.     To approve the reincorporation of the Company from California to Delaware.

5.     To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006, containing consolidated financial statements, is included with this mailing.

The Board of Directors has fixed the close of business on October 2, 2006, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and all adjourned meetings thereof.

By Order of the Board of Directors

Victor S. Sze
Secretary
Dated: October , 2006

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. ANY ONE OF THESE METHODS WILL ENSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

OSI SYSTEMS, INC.
12525 Chadron Avenue
Hawthorne, California 90250

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of OSI Systems, Inc. (the “Company”) for use at the Annual Meeting of Shareholders (the “Annual Meeting” or the “Meeting”), to be held at 10:30 a.m., local time, on November 30, 2006, at the executive offices of the Company, 12525 Chadron Avenue, Hawthorne, California 90250, and at any adjournment thereof. You may direct your vote without attending the Annual Meeting by completing and mailing your proxy card or voting instruction card in the enclosed, postage pre-paid envelope. Please refer to the proxy card for instructions.

When such proxy is properly executed and returned, the shares it represents will be voted in accordance with any directions noted thereon. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by written notice to the Secretary of the Company, by issuance of a subsequent proxy as more fully described on your proxy card. In addition, a shareholder attending the Annual Meeting may revoke his or her proxy and vote in person if he or she desires to do so, but attendance at the Annual Meeting will not of itself revoke the proxy.

At the close of business on October 2, 2006, the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting, the Company had issued and outstanding                   shares of common stock, without par value (“Common Stock”). A majority of the shares outstanding on the record date, present in person at the Meeting or represented at the Meeting by proxy, will constitute a quorum for the transaction of business. Shares that are voted “FOR,” “AGAINST,” “ABSTAIN” or “WITHHELD” from a proposal are treated as being present at the Meeting for purposes of establishing a quorum. Each share of Common Stock entitles the holder of record thereof to one vote on any matter coming before the Annual Meeting. In voting for directors, however, if any shareholder gives notice at the Annual Meeting prior to voting of an intention to cumulate votes, then each shareholder has the right to cumulate votes and to give any one or more of the nominees whose names have been placed in nomination prior to voting a number of votes equal to the number of directors to be elected (i.e., six) multiplied by the number of shares which the shareholder is entitled to vote. Unless the proxy holders are otherwise instructed, shareholders, by means of the accompanying proxy, will grant the proxy holders discretionary authority to cumulate votes.

The enclosed Proxy, when properly signed, also confers discretionary authority with respect to amendments or variations to the matters identified in the Notice of Annual Meeting and with respect to other matters which may be properly brought before the Annual Meeting. At the time of printing this Proxy Statement, management was not aware of any other matters to be presented for action at the Annual Meeting. If, however, other matters which are not now known to management should properly come before the Annual Meeting, the proxies hereby solicited will be exercised on such matters in accordance with the best judgment of the proxy holders.

The total number of votes that could be cast at the Meeting is the number of votes actually cast, plus the number of abstentions and broker non-votes, described below. Abstentions are counted as shares present at the Meeting for purposes of determining whether a quorum exists; however, abstentions will not be counted as votes for or against a proposal. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so-called “broker non-votes”) are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Meeting; however, broker non-votes are not deemed to be votes cast. As a result, broker non-votes are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes for or against a proposal.

In the election of directors, the candidates who receive the largest number of affirmative votes cast are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting. Approval of other proposals will require the affirmative vote of a majority of the shares of Common Stock present and voting in person at the Meeting or represented by proxy and entitled to vote on the subject matter of the proposal.

The Company will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the proxy solicitation materials. Proxies may be solicited personally, by mail, by e-mail, or by telephone, by directors, officers and regular employees of the Company who will not be additionally compensated therefore. It is anticipated that this Proxy Statement and accompanying Proxy will be mailed on or about October        , 2006 to all shareholders entitled to vote at the Annual Meeting. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006, containing consolidated financial statements, is included in this mailing.

The matters to be considered and acted upon at the Annual Meeting are referred to in the preceding notice and are more fully discussed below.

ELECTION OF DIRECTORS
(Item 1 of the Proxy Card)

Nominees

On September 27, 2006, the size of the Board of Directors was increased from five to six members. In accordance with the terms of the Company’s Bylaws, the newly created directorship resulting from the increase in the authorized number of directors was filled by the Board of Directors. Consequently, Leslie E. Bider was appointed as a director to hold office until the Annual Meeting where he will stand for election.

At each annual meeting of shareholders, directors are elected for a term of one year to succeed those directors whose terms expire on the annual meeting date. The six candidates nominated for election as directors at the Annual Meeting are Deepak Chopra, Ajay Mehra, Steven C. Good, Meyer Luskin, Chand R. Viswanathan and Leslie E. Bider. The enclosed Proxy will be voted in favor of these individuals unless other instructions are given. If elected, the nominees will serve as directors until the Company’s Annual Meeting of Shareholders in 2007, and until their successors are elected and qualified. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although the Company knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the Board of Directors may designate.

If a quorum is present and voting, the six nominees for directors receiving the highest number of votes will be elected as directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., broker non-votes, will be counted as present only for purposes of determining if a quorum is present.

The nominees for election as directors at this meeting are as follows:

Name	Age	Position	Director Since
Deepak Chopra	55	Chairman of the Board of Directors, Chief Executive Officer and President	1987
Ajay Mehra	44	Director, Executive Vice President, and President of Security Group	1996
Steven C. Good(1)(2)(3)(4)	64	Director	1987
Meyer Luskin(1)(2)(3)(4)	80	Director	1990
Chand R. Viswanathan	77	Director	2001
Leslie E. Bider(1)(3)	56	Director	2006

(1)          Member of Audit Committee

(2)          Member of Compensation Committee

(3)          Member of Nominating Committee

(4)          Member of Executive Committee

Deepak Chopra is the founder of the Company and has served as President, Chief Executive Officer and a Director since the Company’s inception in May 1987. He has served as the Company’s Chairman of the Board of Directors since February 1992. Mr. Chopra also serves as the President and Chief Executive Officer of several of the Company’s major subsidiaries. From 1976 to 1979 and from 1980 to 1987, Mr. Chopra held various positions with ILC Technology, Inc. (“ILC”), a publicly-held manufacturer of lighting products, including serving as Chairman of the Board of Directors, Chief Executive Officer, President and Chief Operating Officer of its United Detector Technology division. In 1990, the Company acquired certain assets of ILC’s United Detector Technology division. Mr. Chopra has also held various positions with Intel Corporation, TRW Semiconductors and RCA Semiconductors. Mr. Chopra holds a Bachelor of Science degree in Electronics and a Master of Science degree in Semiconductor Electronics.

Ajay Mehra joined the Company as Controller in 1989 and served as Vice President and Chief Financial Officer from November 1992 until November 2002, when he was named the Company’s Executive Vice President. Mr. Mehra became a Director in March 1996 and served as Secretary between March 1996 and November 2002. Mr. Mehra also serves as President of the Company’s Security division. Prior to joining the Company, Mr. Mehra held various financial positions with Thermador/Waste King, a household appliance company, Presto Food Products, Inc. and United Detector Technology. Mr. Mehra holds a Bachelor of Arts degree from the School of Business of the University of Massachusetts, Amherst and a Master of Business Administration degree from Pepperdine University.

Steven C. Good has served as a Director of the Company since September 1987. He is a Senior Partner in the accounting firm of Good, Swartz, Brown & Berns, which he founded in 1976, and has been active in consulting and advisory services for businesses in various sectors, including the manufacturing, garment, medical services and real estate development industries. Mr. Good founded California United Bancorp and served as its Chairman through 1993. From 1997 until the company was sold in 2006, Mr. Good served as a Director of Arden Realty Group, Inc., a publicly-held Real Estate Investment Trust listed on the New York Stock Exchange. Mr. Good currently serves as a Director of Big Dogs, Inc., California Pizza Kitchen, Inc., Kayne Anderson MLP Investment Company and Youbet.com, Inc., each of which is a publicly held corporation listed on The Nasdaq Stock Market. Mr. Good holds a Bachelor of Science degree in Business Administration from the University of California, Los Angeles and attended its Graduate School of Business.

Meyer Luskin has served as a Director of the Company since February 1990. Since 1958, Mr. Luskin has served as a Director of Scope Industries, which is engaged principally in the business of recycling and processing food waste products into animal feed. Since 1961, Mr. Luskin has also served as the President, Chief Executive Officer and Chairman of Scope Industries Inc. Mr. Luskin currently also serves as a Director of Stamet, Inc., an industrial solid pump manufacturer, Alerion Biomedical, Inc., a biotechnology company, Myricom, Inc., a computer and network infrastructure company and Santa Monica - UCLA Medical Center, an acute-care medical center. Mr. Luskin holds a Bachelor of Arts degree from the University of California, Los Angeles and a Masters in Business Administration from Stanford University.

Chand R. Viswanathan has served as a Director of the Company since June 2001. Dr. Viswanathan has been a Professor of Electrical Engineering on the faculty of the University of California, Los Angeles since 1974 and a member of the faculty of that department since 1962. He served as the Chair of the department from 1979 to 1985. During his tenure at University of California, Los Angeles, Dr. Viswanathan also served in various additional capacities, including Chair of the Academic Senate of the University of California, Los Angeles and Vice-Chair and later Chair of the University of California-wide Academic Senate. As Chair of the Academic Senate, he was also a member of the University of California Board of Regents as a faculty representative.

Leslie E. Bider was appointed as a Director of the Company on September 27, 2006. Mr. Bider is currently Executive-in-Residence at Elevation Partners, a private equity firm that makes large-scale investments in market-leading media, entertainment and consumer-related businesses. Between 1987 and 2005, Mr. Bider served as Chairman and Chief Executive Officer of Warner Chappell Music, Inc. Prior to that, Mr. Bider was Chief Financial Officer and Chief Operating Officer of Warner Bros. Music. Mr. Bider currently serves on the board of directors of several charitable and educational institutions. He holds a Bachelors of Science degree in Accounting from the University of Southern California and a Masters degree from the Wharton School at the University of Pennsylvania.

Relationships Among Directors or Executive Officers

There are no arrangements or understandings known to the Company between any of the directors or nominees for director of the Company and any other person pursuant to which any such person was or is to be elected a director.

Ajay Mehra is the first cousin of Deepak Chopra. Other than this relationship, there are no family relationships among the directors or Named Executive Officers of the Company (for a list of Named Executive Officers, See “Information Concerning Management, Compensation and Stock Ownership—Executive Compensation”).

Board of Directors Meetings and Committees of the Board of Directors

There were five meetings of the Board of Directors and the Board of Directors acted pursuant to unanimous written consent on five additional occasions during the fiscal year ended June 30, 2006. The Board of Directors has established an Audit Committee, Compensation Committee, Executive Committee, and Nominating Committee. The members of each committee are appointed by the majority vote of the Board of Directors. No person serving as a director during the fiscal year ended June 30, 2006, attended fewer than 75% of the aggregate number of meetings held by the Board of Directors and all committees on which such director served.

The Board of Directors has determined that each of the directors, except Deepak Chopra and Ajay Mehra, is independent within the meaning of the rules and regulations of the Securities and Exchange Commission (“SEC”) and The Nasdaq Stock Market (“NASDAQ”) director independence standards (“Listing Standards”), as currently in effect. Furthermore, the Board of Directors has determined that each of the members of each of the committees of the Board of Directors is “independent” within the meaning of the rules and regulations of the SEC and the NASDAQ Listing Standards, as currently in effect.

Audit Committee

The Company has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee makes recommendations for selection of the Company’s independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and any non-audit fees, and reviews the financial statements of the Company and the adequacy of the Company’s internal accounting controls and financial management practices.

The Audit Committee currently consists of Messrs. Bider, Good and Luskin. Mr. Bider was appointed to the Audit Committee on September 27, 2006. Mr. Viswanathan, who was previously a member of the Audit Committee, resigned from the Audit Committee on September 27, 2006. The Board of Directors has determined that, based upon his prior work experience and his tenure and experience on the Company’s Audit Committee, Mr. Good qualifies as an “Audit Committee Financial Expert” as this term has been defined under the rules and regulations of the SEC. To date, no determination has been made as to whether the other members of the Audit Committee also qualify as Audit Committee Financial Experts. There were five meetings of the Audit Committee during the fiscal year ended June 30, 2006. See Report of the Audit Committee.

The Audit Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available under the Investor Relations section of our website—http://www.osi-systems.com.

Compensation Committee

The Compensation Committee is responsible for determining compensation for the Company’s executive officers, reviewing and approving executive compensation policies and practices, and providing advice and input to the Board of Directors in the administration of the Company’s stock option plans. The Compensation Committee engages and consults with independent compensation consultants in the performance of its duties. The Compensation Committee consists of Messrs. Good and Luskin. There were four meetings of the Compensation Committee during the fiscal year ended June 30, 2006. See Report of the Compensation Committee.

The Compensation Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available under the Investor Relations section of our website—http://www.osi-systems.com.

Nominating Committee

The Nominating Committee is responsible for evaluating nominations for new members of the Board of Directors. The Nominating Committee currently consists of Messrs. Bider, Good, and Luskin. Mr. Bider was appointed to the Nominating Committee on September 27, 2006. There was one meeting of the Nominating Committee during the fiscal year ended June 30, 2006.

The Nominating Committee will consider candidates based upon their business and financial experience, personal characteristics, expertise that is complementary to the background and experience of other Board of Directors members, willingness to devote the required amount of time to carrying out the duties and responsibilities of membership on the Board of Directors, willingness to objectively appraise management performance, and any such other qualifications the Nominating Committee deems necessary to ascertain the candidate’s ability to serve on the Board of Directors.

The Nominating Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available under the Investor Relations section of our website—http://www.osi-systems.com.

Executive Committee

In January 2004, the Board of Directors formed an Executive Committee whose members convene for the purpose of advising and consulting with the Company’s management regarding potential acquisitions, mergers and strategic alliances between the Company and third parties. The Executive Committee consists of Messrs. Good and Luskin. There was one meeting of the Executive Committee during the fiscal year ended June 30, 2006.

The Executive Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available under the Investor Relations section of our website—http://www.osi-systems.com.

Director Nomination Process

The Nominating Committee will consider director candidates recommended by shareholders. Shareholders who wish to submit names of candidates for election to the Board of Directors must do so in writing. The recommendation should be sent to the following address: c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250. The Company’s Secretary will, in turn, forward the recommendation to the Nominating Committee. The recommendation should include the following information:

•       A statement that the writer is a shareholder and is proposing a candidate for consideration by the Nominating Committee;

•       The name and contact information for the candidate;

•       A statement of the candidate’s occupation and background, including education and business experience;

•       Information regarding each of the factors listed above, sufficient to enable the committee to evaluate the candidate;

•       A statement detailing (i) any relationship or understanding between the candidate and the Company, or any customer, supplier, competitor, or affiliate of the Company, and (ii) any relationship or understanding between the candidate and the shareholder proposing the candidate for consideration, or any affiliate of such shareholder; and

•       A statement that the candidate is willing to be considered for nomination by the committee and willing to serve as a director if nominated and elected.

Shareholders must also comply with all requirements of the Company’s Bylaws, a copy of which is available from our Secretary upon written request, with respect to nomination of persons for election to the Board of Directors. The Company may also require any proposed nominee to furnish such other information as the Company or the committee may reasonably require to determine the eligibility of the nominee to serve as a director. In performing its evaluation and review, the committee generally does not differentiate between candidates proposed by shareholders and other proposed nominees, except that the committee may consider, as one of the factors in its evaluation of shareholder recommended candidates, the size and duration of the interest of the recommending shareholder or shareholder group in the equity of the Company.

To date, the Nominating Committee has not retained or paid any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees, although it may do so in the future. The Nominating Committee did not receive any shareholder recommendations for nomination to the Board of Directors in connection with this year’s Annual Meeting, and this year’s nominees for director are all currently directors of the Company. Shareholders wishing to submit nominations for next year’s annual meeting of shareholders must notify us of their intent to do so on or before the date on which shareholder proposals to be included in the proxy statement for the shareholder meeting must be received by the Company. For details see “Shareholder Proposals.”

Annual Meeting Attendance

The Company has adopted a formal policy with regard to directors’ attendance at annual meetings of shareholders. All members of the Board of Directors of the Company are strongly encouraged to prepare for, attend and participate in all annual meetings of shareholders. All of the Company’s directors attended last year’s annual meeting of shareholders in person.

Shareholder Communications

Shareholders interested in communicating directly with the Board of Directors, or specified individual directors, may do so by writing the Secretary of the Company at the following address: c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250. The Secretary will review all such correspondence and will regularly forward to the Board of Directors copies of all such correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received that is addressed to members of the Board of Directors and request copies of such correspondence. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Director Compensation

Each non-employee director receives a fee of $15,000 per year, $1,500 for each Board of Directors meeting attended, and options to purchase 7,500 shares of the Company’s Common Stock per year, at an exercise price equal to 100% of fair market value as of the date of grant.

Each member of the Audit Committee receives a fee of $1,500 for each Audit Committee meeting attended. In addition, the Chairman of the Audit Committee also receives a fee of $5,000 per year and options to purchase 12,500 shares of the Company’s Common Stock at an exercise price equal to 100% of fair market value as of the date of grant.

Each member of the Compensation Committee receives a fee of $1,500 for each Compensation Committee meeting attended. In addition, the Chairman of the Compensation Committee also receives a fee of $5,000 per year and options to purchase 12,500 shares of the Company’s Common Stock at an exercise price equal to 100% of fair market value as of the date of grant.

Each member of the Nominating Committee receives a fee of $1,500 for each Nominating Committee meeting attended. In addition, the Chairman of the Nominating Committee also receives a fee of $5,000 per year.

Each member of the Executive Committee receives a fee of $10,000 per year and options to purchase 5,000 shares of the Company’s Common Stock at an exercise price equal to 100% of fair market value as of the date of grant.

All options granted to members of the Board of Directors and it committees vest in three installments: 25% on the first anniversary of the grant date, 25% on the second anniversary, and the balance on the third anniversary, conditioned upon continued service as a director of the Company. The directors also are reimbursed for expenses incurred in connection with the performance of their services as directors.

Code of Ethics

The Company has adopted a Code of Ethics and Conduct, which code applies to all of its directors, officers and employees. A copy of the Code of Ethics and Conduct is attached as an exhibit to the Company’s 2005 Annual Report on Form 10-K filed with the SEC. A copy of the Code of Ethics and Conduct may also be obtained, without charge, upon written request addressed to the following address, c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250.

The Board of Directors unanimously recommends that you vote FOR the election of each of Deepak Chopra, Ajay Mehra, Steven C. Good, Meyer Luskin, Chand R. Viswanathan and Leslie E. Bider as directors of the Company. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, for each of the above-named nominees. The election of directors requires a plurality of the votes cast by the holders of the Company’s Common Stock present in person at the Meeting or represented by proxy, and entitled to vote on the subject matter of the proposal.

RATIFICATION OF AMENDED AND RESTATED
1997 STOCK OPTION PLAN

(Item 2 of the Proxy Card)

Summary and Purpose of Amended and Restated Stock Option Plan

The Company believes that its success depends in large part on its ability to attract, retain, and motivate its executive officers and other key personnel and that grants of restricted stock may be a significant element of compensation for such persons. Grants of restricted stock benefit the Company in a number of ways. Because restricted stock has an immediate value upon vesting, restricted stock awards are generally smaller, by a significant factor, than stock options which, upon vesting, may not ultimately have a value to the recipient. As a result, grants of restricted stock generally have a less dilutive effect on current shareholders than grants of stock options. Grants of restricted stock also allow the Company to tie compensation to the Company’s performance, conserving cash and reducing fixed costs. Competition for executive officers and other key personnel is intense and the Company believes an attractive restricted stock package could serve as a material inducement to attract and retain such persons.

The Board of Directors has voted to amend and restate the 1997 Plan to grant authority to the administrator to issue and grant restricted stock. The Company’s 1997 Stock Option Plan (the “1997 Plan”) is described below in “Information Concerning Management, Compensation and Stock Ownership—1997 Stock Option Plan.”

Restricted stock may be issued at such price, if any, and may be made subject to such restrictions (including time vesting or satisfaction of performance milestones), as may be determined by the administrator. Restricted stock, typically, may be repurchased and/or cancelled by the Company, if the conditions or restrictions are not met. In general, restricted stock may not be sold, or otherwise hypothecated or transferred, until the vesting restrictions applicable to such shares are removed or expire. Recipients of restricted stock, unlike recipients of options, generally will have voting rights and will receive dividends prior to the time when the restrictions lapse.

In general, a participant will not be taxed upon the grant or purchase of restricted stock that is subject to a “substantial risk of forfeiture,” within the meaning of Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”). However, at the time the restricted stock is no longer subject to the substantial risk of forfeiture, the participant will be taxed on the difference, if any, between the fair market value of the Common Stock on the date the restrictions lapsed and the amount the participant paid, if any, for such restricted stock. Recipients of restricted stock under the 1997 Plan may, however, make an election under Section 83(b) of the Code to be taxed at the time of the grant or purchase on an amount equal to the difference, if any, between the fair market value of the Common Stock on the date of transfer and the amount the participant paid, if any, for such restricted stock. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the restrictions applicable to the restricted stock lapses.

The total aggregate number of shares of Common Stock which may be granted as restricted stock and/or issued upon the exercise of options granted pursuant to the 1997 Plan will remain unchanged. The Board of Directors simply believes that the proposed amendment will provide the Compensation Committee with greater flexibility in the administration of its incentive plan by allowing for grants of restricted stock. The 1997 Plan as amended and restated is included as Appendix “A” to this Proxy Statement.

Awards to be Granted to Certain Individuals and Groups

As of the date hereof, the Company cannot estimate the benefits or amounts required by Item 10 of this Schedule 14A with respect to the persons and groups specified in such Item resulting from the ratification of the amended and restated 1997 Plan. The following table sets forth (a) the aggregate number of shares subject to option grants to certain individuals and groups under the 1997 Plan during the last fiscal year, which ended June 30, 2006, and (b) the average per share exercise price of such options.

Name of Group	Number of Options Granted	Average Per Share Exercise Price
Named Executive Officers(1)	190,000	$18.36
All executive officers, as a group	192,500	$18.38
All directors who are not executive offices, as a group	57,500	$18.42
All employees, including all current officers who are not executive officers, as a group	354,000	$18.54

(1)  The Named Executive Officers are set forth under “Information Concerning Management, Compensation and Stock Ownership—Executive Compensation.”

Equity Compensation Plan Information

The following table summarizes information, as of June 30, 2006, with respect to shares of the Company’s Common Stock that may be issued under the Company’s existing equity compensation plans.

Number of Securities
Remaining Available
for Future Issuance
	Number of Securities		Under Equity
	to be Issued Upon	Weighted-Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding Securities
	Outstanding Options,	Outstanding Options,	Reflected in
Plan Category	Warrants and Rights	Warrants and Rights	Column (A))
Equity compensation plans approved by security holders	1,778,678	$17.93	517,571
Equity compensation plans not approved by security holders	—	—	—
Total	1,778,678	$17.93	517,571

The Board of Directors unanimously recommends that you vote FOR this proposal (Proposal 2 on the Proxy) to ratify the Company’s Amended and Restated 1997 Stock Option Plan to add the authority to issue and grant restricted stock. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, in favor of this proposal. In order to be adopted, this proposal must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock present and voting at the Meeting.

APPROVAL OF AMENDMENT TO 1997 STOCK OPTION PLAN

(Item 3 of the Proxy Card)

The Company’s success depends in large part on its ability to attract, retain, and motivate its executive officers and other key personnel. Stock options are a significant element of compensation for such persons. Stock options benefit the Company in a number of ways, including by tying compensation to the Company’s performance, conserving cash and reducing fixed costs. Competition for executive officers and other key personnel is intense and the Company believes an attractive option package is a material inducement to attract and retain such persons.

The shareholders are asked to approve an amendment to the 1997 Plan to (i) change the name of the plan to the “2006 Equity Participation Plan” and (ii) extend the term of the plan to September 6, 2016. No other changes to the 1997 Plan are presently proposed, other than as described in Item 2 of this Proxy Statement.

The Board of Directors unanimously recommends that you vote FOR this proposal (Proposal 3 on the Proxy) to approve the amendment to the Company’s 1997 Stock Option Plan to (i) change the name of the plan to the 2006 Equity Participation Plan, and (ii) extend the term of the plan to September 6, 2016. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, in favor of this proposal. In order to be adopted, this proposal must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock present and voting at the Meeting.

APPROVAL OF THE REINCORPORATION FROM CALIFORNIA TO DELAWARE

(Item 4 of the Proxy Card)

For the reasons set forth below, the Board of Directors believes that the best interests of the Company and its shareholders will be served by changing the state of incorporation of the Company from California to Delaware (the “Reincorporation Proposal”). In proposing the reincorporation, the Board of Directors has purposefully drafted the proposed Certificate of Incorporation and Bylaws so that they retain certain features of the existing Articles of Incorporation and Bylaws of the Company. Attention has also been given to the inclusion of provisions commonly maintained by companies incorporated in Delaware and friendly to shareholders in order to maximize management efficiency, maximize value for the Company and to preserve shareholder rights.

Shareholders are urged to read carefully the following sections of this Proxy Statement, including the related appendices, before voting on the Reincorporation Proposal. Throughout Item 4 of this Proxy Statement, the term “OSI California” refers to the existing California corporation and the term “OSI Delaware” refers to a newly-created, wholly—owned Delaware subsidiary of OSI California and the proposed successor to OSI California. The principal executive offices of both OSI California and OSI Delaware are located at 12525 Chadron Avenue, Hawthorne, California 90250.

Approval of the Reincorporation Proposal by the Company’s shareholders will implicitly constitute such shareholders’ approval of each of the following: (i) the Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which OSI California will be merged with and into OSI Delaware; (ii) the Certificate of Incorporation of OSI Delaware; (iii) the Bylaws of OSI Delaware; and (iv) the form of Indemnification Agreement of OSI Delaware, each in form and substance as attached hereto as Appendices B, C, D and E, respectively.

Principal Reasons for Reincorporation

As the Board of Directors and management of the Company considers its future, the importance of their ability to look to well-established principles of corporate governance and legal decisions is highlighted. Further, the responsiveness of the Delaware courts and legislature to the evolving legal and business requirements of corporations incorporated in the state make it a favorable environment for the conduct of the Company’s business. The Company believes that any direct benefit that Delaware law provides to a corporation indirectly benefits the shareholders, who are the owners of the corporation. The Board and management believe that there are several reasons why a reincorporation to Delaware is in the best interests of the Company which are summarized briefly as follows:

•       greater predictability, flexibility and responsiveness of Delaware law to corporate needs;

•       enhanced ability to protect shareholder interests in the event of a takeover attempt (including any attempt to seize control without acquiring all outstanding shares, or without paying a fair value for the Company); and

•       more certainty regarding indemnification and limitation of liability for directors and therefore increased ability of Delaware corporations to attract and retain qualified independent directors.

Predictability, Flexibility and Responsiveness of Delaware Law

The Company’s decision to reincorporate in the state of Delaware is due in large part to Delaware’s reputation for the comprehensiveness and flexibility of its corporate laws and its tradition of promoting progressive principles of corporate governance. The Company carefully compared the corporate laws of Delaware and California and observed favorably that Delaware offers laws that are responsive to the ever-changing legal and business needs of corporations. Furthermore, the Company’s Board of Directors believes that Delaware’s corporate legal regime provides greater protection to shareholders and their interests in the event of an unsolicited takeover attempt (including any attempt to seize control without acquiring all outstanding shares, or without paying a fair value for the Company). The Company is currently unaware of any hostile attempts to acquire control of the Company, to obtain representation on the Company’s Board of Directors or of any actions by any person or entity to impact materially, and potentially adversely, the governance of the Company or its business.

The following benefits of Delaware’s corporate legal framework were carefully considered by management in deciding to propose reincorporating in Delaware:

•       the Delaware General Corporation Law (the “DGCL”), which is generally acknowledged to be the most advanced and flexible corporate statute in the country;

•       the Delaware General Assembly, which annually considers and adopts statutory amendments that the Corporation Law Section of the Delaware State Bar Association proposes in an effort to ensure that the corporate statute continues to be responsive to the changing needs of businesses;

•       the Delaware Court of Chancery, which handles complex corporate issues with a level of experience and a degree of sophistication and understanding unmatched by any other court in the country, and the highly regarded Delaware Supreme Court;

•       the well—established body of case law construing Delaware law, which has developed over the last century and which provides businesses with a greater predictability than most, if not all, other jurisdictions provide; and

•       the responsiveness and efficiency of the Division of Corporations of the Secretary of State of Delaware.

Enhanced Ability to Attract and Retain Directors

The current emphasis on issues of corporate governance brought about by the requirements of the Sarbanes-Oxley Act of 2002, SEC rules and recent market regulation reforms, among other things, has increased the overall demand for highly qualified independent directors. The Board of Directors and the management believe that the resulting corporate environment has engendered increased competition for qualified and experienced independent directors. The Board of Directors and management further believe that this increased competitiveness coupled with the increased scrutiny of director actions and the perception of increased liability of independent directors has served to decrease the number of qualified persons willing to serve as independent directors and to cause qualified directors to opt to serve on fewer boards.

The Company has not, to date, experienced notable difficulty in attracting and retaining experienced, qualified directors. The Board of Directors and management do, however, believe that the favorability of the corporate environment offered by Delaware to the interests of prospective directors will figure more prominently in their choice of directorships.

Because of its flexibility and familiarity to prospective directors, Delaware law provides, as noted above, a more favorable environment for directors to serve the bests interests of the Company. Additionally, the enhanced certainty regarding the indemnification and limitation of liability of directors under Delaware law enables corporations organized in Delaware to compete more effectively with other public companies, most of whom are already incorporated in Delaware, and to increase the Company’s ability to retain its current directors and attract and retain new directors.

Enhanced Certainty Regarding Indemnification and Limitation of Liability for Directors

California and Delaware law both permit a corporation to include a provision in its charter which reduces or limits the monetary liability of directors for breaches of fiduciary duties with certain exceptions.

The increasing frequency of claims against directors and officers and the amount of time and money required to respond to such claims and related litigation can be a substantial risk for directors and officers. The Board of Directors and management of the Company believe that, in general, Delaware law provides greater protection to directors than California law, and that Delaware case law regarding a corporation’s ability to limit director liability is more developed and provides more guidance than California law. Shareholders of the Company should be aware of and consider that such protection and limitation of liability inure to the benefit of the directors, and the interest of the Board of Directors in recommending the reincorporation may therefore be in conflict with the interests of the shareholders. See “Significant Differences between the Corporation Laws of California and Delaware—Indemnification and Limitation of Liability.”

Dissenters’ Rights Not Available

Although in some circumstances California law provides shareholders with the right to dissent from certain corporate reorganizations and receive cash for their shares, California law does not permit dissenter’s rights in connection with the proposed reincorporation. See “Appraisal/Dissenters’ Rights.”

Anti-takeover Implications

Under Delaware law, a corporation may adopt certain measures to mitigate a corporation’s vulnerability to unsolicited takeover attempts through amendment of the corporate charter documents or otherwise. Unsolicited takeovers can involve attempts to seize control without acquiring all outstanding shares, or without paying a fair value for the Company. In the discharge of its fiduciary obligations to its shareholders, the Board of Directors has evaluated the Company’s vulnerability to potential unsolicited bidders and in doing so has carefully considered and may consider in the future certain defensive strategies designed to enhance the Board’s ability to negotiate with an unsolicited bidder. These strategies include, but are not limited to, the elimination of the right to remove a director other than for cause, the elimination of shareholder action by written consent, and the authorization of preferred shares, the rights and preferences of which may be determined by the Board of Directors. Although the Board of Directors is not aware of any present attempt to acquire control of it, or to obtain representation on its Board, the Board of Directors believes that Delaware law would permit it to adopt certain measures that could prevent adverse effects of an unsolicited takeover bid on the business of the Company (including any attempt to seize control without acquiring all outstanding shares, or without paying a fair value for the Company).

Certain aspects of the Reincorporation Proposal may be considered to have anti-takeover implications. In particular, Section 203 of the DGCL, which OSI Delaware does not intend to opt out of, restricts certain “business combinations” with “interested shareholders” for three years following the date that a person becomes an interested shareholder, unless the Board of Directors approves the business combination. For a detailed discussion of Section 203 of the DGCL and other differences between California and Delaware corporate law that may affect the shareholders, see “Significant Differences Between the Corporation Laws of California and Delaware—Shareholder Approval of Certain Business Combinations.”

Despite the belief of the Board of Directors as to the benefits of the Reincorporation Proposal to shareholders of the Company, the effect of certain aspects of the Reincorporation Proposal may be disadvantageous to the extent that it has the effect of discouraging a future takeover attempt which is not approved by OSI Delaware’s Board, but which a majority of the shareholders may deem to be in their best interests or in which shareholders may receive a substantial premium for their shares over the then-current market value or over their cost basis in such shares. As a result of such effects of the Reincorporation Proposal, shareholders who might wish to participate in an unsolicited tender offer may not have an opportunity to do so. In addition, to the extent that provisions of Delaware law enable the Board of

Directors to resist a takeover or a change in control of OSI Delaware, such provisions could make it more difficult to dislodge the existing Board of Directors and management.

Mechanics of Reincorporation

The discussion contained herein is qualified in its entirety by reference to the Merger Agreement, the Certificate of Incorporation of OSI Delaware, the Bylaws of OSI Delaware, and the form of Indemnification Agreement of OSI Delaware, copies of which are attached hereto as Appendices B, C, D and E, respectively. OSI California’s capital stock consists of 100,000,000 authorized shares of Common Stock, of which                        shares were issued and outstanding as of October     , 2006, and 10,000,000 authorized shares of preferred stock, without par value (“Preferred Stock”), none of which were outstanding as of October     , 2006. On the effective date of the reincorporation, OSI Delaware will have the same number of outstanding shares of Common Stock that OSI California had outstanding immediately prior to the effective date of the reincorporation.

OSI Delaware’s capital stock will consist of 100,000,000 authorized shares of Common Stock and 10,000,000 shares of Preferred Stock, which will be consistent with maintaining adequate capitalization for the current needs of the Company. OSI Delaware’s authorized but unissued shares of Common Stock and Preferred Stock will both be available for future issuance.

The Reincorporation Proposal will be affected by merging OSI California into OSI Delaware (the “Merger”). Upon completion of the Merger, OSI California will cease to exist and OSI Delaware will continue the business of the Company under the name “OSI Systems, Inc.” Pursuant to the Merger Agreement, a form of which is attached hereto as Appendix B, upon the effective date of the Merger, (1) each outstanding share of OSI California Common Stock will automatically be converted into one share of OSI Delaware Common Stock; and (2) each outstanding option to purchase OSI California Common Stock will automatically be assumed by OSI Delaware and will represent an option to acquire shares of OSI Delaware Common Stock on the basis of one share of OSI Delaware Common Stock for each one share of OSI California Common Stock and at an exercise price equal to the exercise price of the OSI California option. Each certificate representing issued and outstanding shares of OSI California Common Stock will represent the same number of shares of Common Stock of OSI Delaware, respectively, into which such shares are converted by virtue of the Merger.

IT WILL NOT BE NECESSARY FOR SHAREHOLDERS OF OSI CALIFORNIA TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF OSI DELAWARE. HOWEVER, SHAREHOLDERS MAY EXCHANGE THEIR CERTIFICATE IF THEY SO CHOOSE.

The Common Stock of OSI California is listed for trading on NASDAQ, and after the Merger, OSI Delaware’s Common Stock will continue to be traded on NASDAQ without interruption, under the same symbol used by OSI California prior to the Merger.

Under California law, the affirmative vote of holders of a majority of the outstanding shares of the Company’s Common Stock is required for approval of the terms of the Reincorporation Proposal. The Reincorporation Proposal has been approved by OSI California’s Board of Directors, which unanimously recommends a vote in favor of such proposal. If approved by the shareholders, it is anticipated that the Reincorporation Proposal will become effective as soon as practicable. However, pursuant to the Merger Agreement, the Merger may be abandoned or the Merger Agreement may be amended (except that the principal terms may not be amended without shareholder approval) either before or after shareholder approval has been obtained and prior to the effective date if, in the opinion of the Board of Directors of either OSI California or OSI Delaware, circumstances arise which make it inadvisable to proceed.

Company

The Reincorporation Proposal will effect only a change in the legal domicile of OSI California and other changes of a legal nature, certain of which are described in this Proxy Statement. The reincorporation will not result in any significant change in the name, business, management, fiscal year, accounting, location of the principal executive offices, assets or liabilities of OSI California. The current directors of OSI California will continue as directors of OSI Delaware. All employee benefits and stock options of OSI California will be assumed and continued by OSI Delaware, and each option or right to purchase shares of OSI California Common Stock will automatically be converted into an option or right to purchase the same number of shares of OSI Delaware Common Stock at the same price per share, upon the same terms, and subject to the same conditions.

Shareholders should note that approval of the Reincorporation Proposal will also constitute approval of the assumption by OSI Delaware of the Company’s options and other rights to purchase OSI California capital stock. OSI California’s other employee benefit arrangements will also be continued by OSI Delaware upon the terms and subject to the conditions in effect prior to the Merger. Prior to the effective date of the Merger of OSI California with and into OSI Delaware, OSI California will seek to obtain any requisite consents to the reincorporation merger from parties with whom it may have material contractual arrangements. Assuming such consents are obtained, OSI California’s rights and obligations under such material contractual arrangements will continue and be assumed by OSI Delaware.

Comparison of the Charters and Bylaws of OSI California and OSI Delaware

The rights of the Company’s shareholders are currently governed by OSI California’s Amended and Restated Articles of Incorporation, its Bylaws and the California General Corporation Law (the “CGCL”). As a result of the Merger , OSI California’s shareholders will become shareholders of OSI Delaware.

With certain exceptions, the provisions of the OSI Delaware Certificate of Incorporation and Bylaws are similar to those of the OSI California Articles of Incorporation and Bylaws. The Board has purposefully prepared the proposed OSI Delaware Certificate of Incorporation and Bylaw provisions to include terms that are customarily and commonly maintained by companies incorporated in Delaware. However, the Reincorporation Proposal includes the implementation of certain provisions in the OSI Delaware Certificate of Incorporation and Bylaws which may alter the rights of shareholders and the powers of management and reduce shareholder participation in certain important corporate decisions. These provisions may have anti-takeover implications (including protections against attempts to seize control without acquiring all outstanding shares, or without paying a fair value for the Company) and are described in detail below.

Approval by OSI California’s shareholders of the Reincorporation Proposal will constitute an approval of the inclusion in the OSI Delaware Certificate of Incorporation and Bylaws of each of the provisions described below. In addition, certain other changes altering the rights of shareholders and powers of management could be implemented in the future by amendment of the Certificate of Incorporation following shareholder approval and certain such changes could be implemented by amendment of the Bylaws of OSI Delaware without shareholder approval. For a discussion of such changes, see “Significant Differences Between the Corporation Laws of California and Delaware.” This discussion of the Certificate of Incorporation and Bylaws of OSI Delaware is qualified by reference to Appendices C and D attached to this Proxy Statement, respectively.

Change in Number of Directors

Delaware law permits corporations to provide in their certificate of incorporation that their boards of directors are empowered to change the authorized number of directors by amendment to the bylaws or in the manner provided in the bylaws, unless the number of directors is fixed in the certificate of incorporation, in which case a change in the number of directors may be made only by amendment to the certificate of incorporation.

The Bylaws of OSI California and OSI Delaware establish a range of five (5) to nine (9) for the number of directors. The Bylaws of OSI California and OSI Delaware further provide that the number of directors may be fixed within this range from time to time by resolution of the Board of Directors. However, unlike the OSI California Bylaws, changes in the size of the Board outside of the abovementioned limits can be adopted by an amendment approved by a majority of the Board of Directors then in office, absent shareholder approval.

NASDAQ corporate governance rules require that the majority of the Board of Directors be independent. If the Reincorporation Proposal is approved, all of the directors of OSI California will continue to serve as directors of OSI Delaware following the Merger.

Cumulative Voting

Under a cumulative voting regime, a shareholder is permitted to cast as many votes as there are directors to be elected multiplied by the number of shares registered in such shareholder’s name. Such votes may be cast for a single nominee or may be distributed among any two or more nominees. California law permits any shareholder to cumulate his or her votes in the election of directors upon proper notice of his, her or its intention to do so. California corporations that are listed on the American or New York Stock Exchanges or with securities qualified for trading on NASDAQ may opt to eliminate cumulative voting with the approval of their shareholders. Under Delaware law, cumulative voting is not permitted unless it is expressly authorized in the certificate of incorporation. The Bylaws of OSI California give shareholders the right to cumulate votes, if any shareholder gives notice at the Annual Meeting prior to voting of an intention to cumulate votes. The Certificate of Incorporation of OSI Delaware will not provide for cumulative voting. The shareholders rights with respect to cumulative voting will, therefore, change if the Reincorporation Proposal is approved.

Filling Vacancies on the Board of Directors

Under California law, any vacancy on the board of directors other than one created by removal of a director may be filled by the board. If the number of directors is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice or by a sole remaining director. A vacancy created by removal of a director may be filled only if authorized by a corporation’s articles of incorporation or by a bylaw approved by the corporation’s shareholders. OSI California’s Articles of Incorporation and Bylaws do not authorize directors to fill vacancies created by removal of a director by the shareholders.

Under Delaware law, vacancies and newly created directorships may be filled by a majority of directors then in office, even if less than a quorum, or by a sole remaining director, unless otherwise provided in a corporation’s certificate of incorporation or bylaws. The Bylaws of OSI Delaware provide that any vacancy, including any vacancy created by the removal of a director by the shareholders of OSI Delaware, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

Shareholder Power to Call Special Shareholders’ Meeting

Under California law and the Bylaws of OSI California, a special meeting of shareholders may be called by the board of directors, the Chairman of the Board, the President, or the holders of shares entitled to cast not less than ten percent (10%) of the votes at such meeting. California law authorizes charter or bylaw provisions identifying additional persons who may call special meetings, though no such additional persons are identified in the Articles of Incorporation or Bylaws of OSI California.

Under Delaware law, a special meeting of shareholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. The Bylaws of OSI Delaware effectively eliminate the right of shareholders to call a special meeting. Rather, the right to call a special meeting is limited in the Bylaws of OSI Delaware to the Board, the Chairman of the Board, the President, or the Chief Executive Officer.

The Board has specifically opted to eliminate the right of shareholders to call a special meeting in order to avoid the unnecessary expense of a shareholders meeting and the distraction to management that might be occasioned by such a meeting where the matter or matters at issue are of minimal interest to the vast majority of the Company’s shareholders.

Comparison of the Corporation Laws of California and Delaware

The following provides a general summary of the principal differences between the General Corporation Laws of California and Delaware. It is not an exhaustive description of the differences between the two states’ laws as it is impractical to summarize all of such differences in this Proxy Statement. Certain principal differences beyond those discussed in “Significant Differences in the Charters and Bylaws of OSI California and OSI Delaware” that could materially affect the rights of shareholders include the following:

Dividends and Repurchase of Shares

California law does not utilize concepts of par value for shares or statutory definitions of capital, surplus and similar concepts. Delaware law permits a corporation, unless otherwise restricted by its certificate of incorporation, to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation. In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must, under certain circumstances, and may, under certain other circumstances, be valued at their fair market value as determined by the board of directors, regardless of their historical book value.

Under California law, a corporation may not make any distribution (including dividends, whether in cash or other property, and including repurchases of its shares) unless either (1) the corporation’s retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution or, (2) immediately after giving effect to such distribution, the corporation’s assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 125% of its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation’s current assets, as defined, would be at least equal to its current liabilities (or 125% of its current liabilities if the average pre-tax and pre-interest earnings for the preceding two fiscal years were less than the average interest expenses for such years). Such tests are applied to California corporations on a consolidated basis. Under California law, there are certain exceptions to the foregoing rules for repurchases of shares in connection with certain rescission actions and certain repurchases pursuant to employee stock plans.

OSI California currently maintains a share repurchase program. Under California law, repurchase programs are subject to certain restrictions that are not present in Delaware law. Delaware law, however,

provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation. If the Company were to reincorporate in Delaware, this share repurchase program might be operated with fewer restrictions than is the case under California law enabling the Company to extend the program and to thereby return value to its shareholders.

Classified Board of Directors

A classified board is a board on which a certain number, but not all, of the directors are elected on a rotating basis each year. California law requires, with an exception applicable to certain publicly-traded companies, that directors be elected annually and, therefore, does not permit the creation of a classified board. Under the exception, a corporation that is listed on the American or New York Stock Exchanges or that have securities qualified for trading on NASDAQ may create and elect a classified board. By contrast, Delaware law permits, but does not require, the adoption of a classified board of directors, pursuant to which the directors can be divided into as many as three classes with staggered terms of office and with only one class of directors coming up for election each year. The Company is not proposing to implement a classified board in connection with the implementation of the Reincorporation Proposal.

Removal of Directors

Under California law, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote. No individual director, however, may be removed (unless the entire board is removed) if the number of votes cast against the removal would be sufficient to elect the director under cumulative voting.

Under Delaware law, any director or the entire board of directors of a corporation that does not have a classified board of directors or cumulative voting may be removed, with or without cause, by the holders of a majority of the outstanding shares entitled to vote at an election of directors. In the case of a Delaware corporation having cumulative voting, however, if less than the entire board is to be removed, a director may not be removed if the shares voted against such removal would be sufficient to elect the director under cumulative voting. A director of a Delaware corporation with a classified board of directors can be removed only for cause unless the charter documents otherwise provide.

Interested Director Transactions

Under both California and Delaware law, certain contracts or transactions in which one or more of a corporation’s directors has an interest are not void or voidable simply because of such interest provided that certain conditions are met, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure. With certain exceptions, the conditions are similar under California and Delaware law. Under California and Delaware law, (1) after full disclosure of the material facts, either the shareholders or the board of directors must approve any such contract or transaction and, in the case of board approval, the contract or transaction must also be “just and reasonable” (in California) or “fair” (in Delaware), or (2) if there was no disclosure, the contract or transaction must have been “just and reasonable” (in California) or “fair” in Delaware, as the case may be, as to the corporation at the time it was approved. In the latter case, California law explicitly places the burden of proof on the interested director.

Under California law, to shift the burden of proof on the validity of the contract by shareholder approval, the interested director would not be entitled to vote his or her shares at a shareholder meeting with respect to any action regarding such contract or transaction. To shift the burden of proof on the validity of the contract by board approval, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors (except that interested directors may be counted for purposes of establishing a quorum).

Under Delaware law, if board approval is sought to shift the burden of proof on the validity of the contract, the contract or transaction must be approved by a majority of the disinterested directors (even though less than a majority of a quorum). Therefore, certain transactions that the Board of Directors of OSI California might not be able to approve, because of the number of interested directors, could be approved by a majority of the disinterested directors of OSI Delaware, although less than a majority of a quorum. Neither OSI California nor OSI Delaware is aware of any plans to propose any transaction involving directors that could not be approved under California law, but could be approved under Delaware law.

Shareholder Approval of Certain Business Combinations

Under Section 203 of the Delaware General Corporation Law (“Section 203”), certain “business combinations” with “interested shareholders” of Delaware corporations are prohibited for a period of three years following the date that such person or entity becomes an interested shareholder unless specified conditions are met.

Section 203 prohibits a Delaware corporation from engaging in a “business combination” with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. With certain exceptions, an interested shareholder is a person or entity who or which owns, individually or with or through certain other persons or entities, 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.

For purposes of Section 203, the term “business combination” is defined broadly to include (1) any mergers or consolidations by the corporation or any of its subsidiaries with or caused by the interested shareholder, (2) sales, transfers or other dispositions to or with the interested shareholder (except proportionately with the corporation’s other shareholders) of assets of the corporation or a subsidiary equal to ten percent (10%) or more of the aggregate market value of the corporation’s consolidated assets or its outstanding stock, (3) the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the interested shareholder (except for transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested shareholder’s proportionate ownership of any class or series of the corporation’s or such subsidiary’s stock), or (4) receipt by the interested shareholder (except proportionately as a shareholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

The three-year moratorium imposed on business combinations by Section 203 does not apply if (1) prior to the date on which such shareholder becomes an interested shareholder the board of directors of the subject corporation approves either the business combination or the transaction which resulted in the person or entity becoming an interested shareholder, (2) the interested shareholder owns 85% of the corporation’s voting stock upon consummation of the transaction which made him or her a 15% shareholder (excluding from the 85% calculation shares owned by directors who are also officers of the subject corporation and shares held by employee stock plans, which do not permit employees to decide confidentially whether to accept a tender or exchange offer), or (3) on or after the date such person becomes an interested shareholder, the board approves the business combination and it is also approved at a shareholder meeting by 66 2/3% of the voting stock not owned by the interested shareholder.

Opting out of Section 203 of the Delaware General Corporation Law would minimize the ability of the Board of Directors and the management to negotiate takeover bids to achieve maximum value for the corporation and all of its shareholders. The Board believes that an unsolicited takeover attempt may have a negative effect on the Company and its shareholders. Section 203 may further have the effect of preventing a potential acquiror from making a two-tiered bid for the Company in which shareholders might be treated disparately. Transactions approved by the Board of Directors can, however, be carefully planned and undertaken at an opportune time to obtain maximum value for the corporation and its shareholders.

The application of Section 203 to OSI Delaware will confer upon the Board of Directors the power to reject a proposed business combination in certain circumstances, even though a potential acquiror may be offering a substantial premium for OSI Delaware’s shares over the then-current market price. Section 203 should, however, have the added benefit of discouraging certain potential acquirors unwilling to comply with its provisions.

Indemnification and Limitation of Liability

California and Delaware have similar laws permitting a corporation to indemnify, with certain exceptions, its officers, directors, employees and other agents. The laws of both states also permit corporations to adopt charter and bylaw provisions that effectively eliminate the liability of a director to the corporation or its shareholders for monetary damages for breach of the director’s fiduciary duty of care. Delaware law does, however, differ to some extent from California law insofar as it takes a somewhat more lenient approach in allowing corporations to indemnify and limit the liability of corporate agents. Certain of the differences between the limitation of liability and indemnification permitted under California and Delaware law are summarized below.

Comparison of Limitation of Liability

The Certificate of Incorporation of OSI Delaware eliminates the liability of directors to the corporation or its shareholders for monetary damages for breach of fiduciary duty as directors to the fullest extent permitted by Delaware law, as that law exists currently and as it may be amended in the future. Under Delaware law, a director’s monetary liability may not be eliminated or limited by a corporation for: (1) breaches of the director’s duty of loyalty to the corporation or its shareholders; (2) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (3) the unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the DGCL; or (4) transactions in which the director received an improper personal benefit. Under Delaware law, a provision in the charter documents that limits a director’s liability for the violation of, or otherwise relieves the corporation or its directors from complying with federal or state securities laws is prohibited. Such provisions may also not attempt to limit the availability of non-monetary remedies such as injunctive relief or rescission for a violation of federal or state securities laws.

California law does not permit the elimination of monetary liability where such liability is based on: (1) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (2) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (3) any transaction from which a director derived an improper personal benefit, (4) acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its shareholders, (5) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, (6) interested transactions between the corporation and a director in which a director has a material financial interest, and (7) liability for improper distributions, loans or guarantees. Therefore, under California law, monetary liability may exist in circumstances where it would be eliminated under Delaware law.

Both the Articles of Incorporation of OSI California and the Certificate of Incorporation of OSI Delaware provide for the elimination of the liability of the directors to the fullest extent permissible under California and Delaware law respectively. Because of its general belief that Delaware law provides greater protection to directors than California law and that Delaware case law regarding a corporation’s ability to limit director liability is more developed and provides more guidance than California law, the Company believes that the Reincorporation Proposal and the attendant adoption of the OSI Delaware Certificate of Incorporation will give the Company greater leverage in attracting and retaining qualified directors and officers. The Company further believes that the Reincorporation Proposal would benefit the Company by enabling its directors to make decisions that are in the best interest of the Company and its shareholders in a corporate environment in which the likelihood of frivolous shareholder suits against them is decreased.

Indemnification

Indemnification is permitted by both California and Delaware law, provided the requisite standard of conduct is met. California law requires indemnification when the individual has successfully defended the action on the merits, as opposed to Delaware law, which requires indemnification relating to a successful defense on the merits or otherwise.

Delaware law generally permits indemnification of expenses, including attorneys’ fees, judgments, fines and amounts actually and reasonably incurred in the defense or settlement of a direct, derivative or third-party action, provided there is a determination by (1) a majority vote of disinterested directors (even though less than a quorum), (2) a committee comprised of and established by a majority vote of such disinterested directors (even though less than a quorum), (3) independent legal counsel in a written opinion if there are no such directors or such directors so direct, or (4) the shareholders that the person seeking indemnification has satisfied the applicable standard of conduct. Without requisite court approval, however, no indemnification may be made in the defense of any derivative action in which the person is found to be liable in the performance of his or her duty to the corporation.

California law generally permits a corporation to indemnify any director, officer, employee or agent of the corporation for expenses, monetary damages, fines, and settlement amounts to the extent actually and reasonably incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by (1) majority vote of a quorum of disinterested directors, (2) independent legal counsel in a written opinion if such a quorum of directors is not obtainable, (3) shareholders, with the shares owned by the person to be indemnified, if any, not being entitled to vote thereon, or (4) the court in which the proceeding is or was pending upon application made by the corporation, agent or other person rendering services in connection with the defense, whether or not the application by such person is opposed by the corporation, that the person seeking indemnification has satisfied the applicable standard of conduct.

With respect to derivative actions, however, no indemnification may be provided under California law for amounts paid in settling or otherwise disposing of a pending action or expenses incurred in defending a pending action that is settled or otherwise disposed of, or with respect to the defense of any person adjudged to be liable to the corporation in the performance of his or her duty to the corporation and its shareholders without court approval. In addition, by contrast to Delaware law, California law requires indemnification only when the individual being indemnified was successful on the merits in defending any action, claim, issue or matter.

Expenses incurred by an officer or director in defending an action may be paid in advance, under Delaware law and California law, if such director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. In addition, the laws of both states authorize a corporation’s purchase of indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy. California law permits a California corporation to provide rights to indemnification beyond those provided therein to the extent such additional indemnification is authorized in the corporation’s Articles of Incorporation. Thus, if so authorized, rights to indemnification may be provided pursuant to agreements or bylaw provisions which make mandatory the permissive indemnification provided by California law.

OSI California’s Articles of Incorporation permit indemnification beyond that expressly mandated by California law and limit director monetary liability to the extent permitted by California law. OSI California’s Bylaws make indemnification of directors mandatory in cases where OSI California is permitted by applicable law to indemnify its directors. Similar to OSI California’s Articles of Incorporation and Bylaws, the Bylaws and Certificate of Incorporation of OSI Delaware require indemnification to the maximum extent permissible under applicable law.

If the Reincorporation Proposal is approved, in connection with the reincorporation OSI directors and officers would enter into a new form of indemnification agreement with OSI Delaware that provides indemnification to the fullest extent permitted by current Delaware law and any future Delaware law that expands the permissible scope of indemnification. Such form of Indemnification Agreement is attached as Appendix E hereto.

California and Delaware corporate law, the OSI California Articles of Incorporation and Bylaws and the OSI Delaware Certificate of Incorporation and Bylaws may permit indemnification for liabilities under the Securities Act of 1933, as amended (the “Act”) or the Exchange Act. The Board of Directors has been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Act and the Exchange Act may be contrary to public policy and, therefore, may be unenforceable, absent a decision to the contrary by a court of appropriate jurisdiction.

Inspection of Shareholders’ List and Books and Records

Both California and Delaware law allow any shareholder to inspect the shareholder list of a corporation for a purpose reasonably related to such person’s interest as a shareholder. This right is unqualified and absolute and includes a right to inspect and copy the list under California law by persons who hold an aggregate of five percent or more of a corporation’s voting shares or who hold one percent or more of such shares and have filed a Schedule 14A with the SEC. California law also permits a shareholder upon such shareholder’s written demand to the corporation to inspect the accounting books and records and the minutes of board and shareholder proceedings of the corporation for any purpose reasonably related to the shareholder’s interest

Delaware law also permits any shareholder of record, upon compliance with certain procedures, to inspect a list of shareholders and the corporation’s other books and records for any proper purpose reasonably related to such person’s interest as a shareholder, upon written demand under oath stating the purpose of such inspection. Delaware law, however, contains no provision comparable to the absolute right of inspection provided by California law to certain shareholders

Approval of Certain Corporate Transactions

Under both California and Delaware law, with certain exceptions, any merger, consolidation or sale of all or substantially all the assets must be approved by the board of directors and by a majority of the outstanding shares entitled to vote. Under California law, similar board and shareholder approval is also required in connection with certain additional acquisition transactions. See “Appraisal/Dissenters’ Rights.”

Class Voting in Certain Corporate Transactions

California law generally differs from corporate law with respect to shareholder approval of any merger, certain sales of all or substantially all the assets of a corporation and certain other transactions.

Under California law, such transactions must be approved by a majority of the outstanding shares of each class of stock (without regard to limitations on voting rights). By contrast, Delaware law does not generally require class voting, except in connection with certain amendments to the certificate of incorporation that, among other things, adversely affect a class of stock.

Appraisal/Dissenters’ Rights

Under both California and Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights, pursuant to which such shareholder may receive cash in the amount of the fair market value of the shares held by such shareholder (as determined by agreement of the corporation and the shareholder or by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.

Under Delaware law, such appraisal rights are not available to (1) shareholders if the merger or consolidation is of a corporation the shares of which are listed on a national securities exchange, (2) shareholders if the merger or consolidation is of a corporation the shares of stock of which are held of record by more than 2,000 holders if such shareholders receive only shares of the surviving corporation or shares of any other corporation, or (3) the shareholders of the corporation surviving a merger if no vote of the shareholders of the surviving corporation is required to approve the merger in accordance with Section 251(f) of the DGCL.

California law differs from Delaware law with respect to appraisal rights (which are referred to as “dissenters’ rights” under California law) insofar as California law does not provide for such rights for shares listed on a national securities exchange immediately prior to the transaction unless the holders of at least five percent of the outstanding shares claim the rights or transfer of the shares is restricted by the corporation or any law or regulation. Such rights are also generally not available where the shareholders of the corporation or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization, equity securities constituting more than 83.3% of the voting power of the surviving or acquiring corporation or its parent entity (as will be the case in the Merger). Thus, appraisal rights are not available to shareholders of OSI California under California law with respect to the Reincorporation Proposal.

Dissolution

Under California law, shareholders holding 50% or more of the total voting power may elect to require a corporation’s dissolution, with or without the approval of the corporation’s board of directors, and this right may not be modified by the articles of incorporation. Shareholders who have not voted in favor of a dissolution may prevent the dissolution by purchasing for cash at fair market value the shares of the parties attempting to initiate the dissolution.

By contrast, under Delaware law, shareholders holding 100% of the total voting power of the corporation must approve a dissolution unless the board of directors approves the proposal to dissolve. If the dissolution is initiated by the board of directors, it may be approved by the holders of a simple majority of the corporation’s shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions to enable a corporation to prevent a board initiated dissolution scenario. OSI Delaware’s Certificate of Incorporation contains no such supermajority voting requirement, however, and the vote of the holders of a majority of the outstanding shares would be sufficient to approve a dissolution of OSI Delaware which had previously been approved by its Board of Directors.

Shareholder Derivative Suits

California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware law differs from California law insofar as it does not have such a bond requirement. Additionally, under Delaware law, a shareholder may bring a derivative action on behalf of the corporation only if the shareholder was a shareholder of the corporation at the time of the transaction in question or if his or her stock thereafter came to be owned by him or her by operation of law.

Application of the CGCL to Delaware Corporations

Under Section 2115 of the CGCL, certain foreign corporations (i.e., corporations not organized under California law) are subject to a number of key provisions of the CGCL. Such corporations are included in a special category (referred to in this discussion as “quasi-California” corporations) if they have characteristics of ownership and operation which indicate that they have significant contacts with California. These characteristics include the following: (1) more than half of the corporation’s outstanding voting securities being held of record by persons or entities domiciled in California; and (2) the average of a “property factor, sales factor and payroll factor” (as defined under California law) exceeds a 50% threshold. Key provisions of the CGCL to which a Delaware corporation would be subject are those relating to the election and removal of directors, cumulative voting, prohibition of classified boards of directors unless certain requirements are met, standard of liability and indemnification of directors, distributions, dividends and repurchases of shares, shareholder meetings, approval of certain corporate transactions, dissenters’ appraisal rights and inspection of corporate records. See “Significant Differences between the Corporation Laws of California and Delaware.”

However, an exemption from Section 2115 is provided for corporations whose shares are listed on the New York Stock Exchange or the American Stock Exchange or whose shares are traded on NASDAQ are be exempt from the provisions of Section 2115. Because the securities of the Company will continue to be designated as NASDAQ securities after the Merger, OSI Delaware will be exempt from the provisions of Section 2115 after the reincorporation.

Federal Income Tax Considerations

The following is a discussion of certain federal income tax considerations with respect to the Merger that are generally applicable to holders of OSI California capital stock who receive OSI Delaware capital stock in exchange for their OSI California capital stock in the Merger. This summary is for general information purposes only and does not purport to address all the federal income tax considerations that may be relevant to particular shareholders of OSI California in light of their particular circumstances or who are subject to special treatment under the federal income tax laws (such as shareholders that are dealers in securities, foreign persons or shareholders that acquired their shares in connection with a stock option plan or other compensatory transaction). Furthermore, no foreign, state or local tax considerations are addressed herein. This summary is based on current federal income tax law, which is subject to change at any time, possibly with retroactive effect. ALL SHAREHOLDERS OF OSI CALIFORNIA ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGER.

Subject to the limitations, qualifications and exceptions described herein, and assuming the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, the following tax consequences generally should result:

(a)          No gain or loss should be recognized by a shareholder of OSI California who exchanges all of such shareholder’s OSI California capital stock for OSI Delaware capital stock in the Merger;

(b)         The aggregate tax basis of the OSI Delaware capital stock received by a shareholder of OSI California in the Merger should be equal to the aggregate tax basis of OSI California capital stock surrendered in exchange therefor; and

(c)          The holding period of the OSI Delaware capital stock received in the Merger should include the period for which the OSI California capital stock surrendered in exchange therefor was held, provided that the OSI California capital stock is held as a capital asset at the time of the Merger.

The Company has not requested a ruling from the Internal Revenue Service, nor an opinion from its outside legal counsel, with respect to the federal income tax consequences of the Reincorporation Proposal under the Internal Revenue Code. In any case, such an opinion would neither bind the Internal Revenue Service nor preclude it from asserting a contrary position.

State, local or foreign income tax consequences to shareholders may vary from the federal tax consequences described above.

The Company should not recognize gain or loss for federal income tax purposes as a result of the Reincorporation Proposal, and OSI Delaware should succeed, without adjustment, to the federal income tax attributes of OSI California.

General

The Board of Directors believes that reincorporating the Company from California to Delaware will enable the Company to benefit from Delaware’s predictable and responsive legal and institutional regimes. One such benefit will be the Company’s increased ability to attract and retain qualified independent directors and ensure sound corporate governance. In proposing the reincorporation, the Board of Directors has carefully evaluated the Company’s anti-takeover profile and balanced the relative rights of its shareholders and management in order to maximize management efficiency and maximize value for the Company and its shareholders. For the reasons set forth above, the Board of Directors believes that it is in the best interests of the Company and its shareholders for the Company to reincorporate in the state of Delaware.

The Board of Directors unanimously recommends that you vote FOR this proposal (Proposal 4 on the Proxy) to approve the reincorporation of the Company from California to Delaware. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, in favor of this proposal. Approval of the Reincorporation Proposal, will constitute approval of (1) the Merger Agreement, the Certificate of Incorporation of OSI Delaware, the Bylaws of OSI Delaware, and the form of Indemnification Agreement of OSI Delaware, in substantially the form attached as Appendices B, C, D and E, respectively and (2) the assumption of OSI California’s stock option plans and outstanding stock options by OSI Delaware. In order to be adopted, this proposal must be approved by the affirmative vote of holders of a majority of the outstanding Common Stock of OSI California present and voting at the Meeting.

INDEPENDENT PUBLIC ACCOUNTANTS

On March 23, 2006, Deloitte & Touche LLP (“Deloitte & Touche”) resigned as the Company’s independent public accountants. The resignation was accepted by the Audit Committee of the Board of Directors.

The reports of Deloitte & Touche on the financial statements of the Company for the years ended June 30, 2005 and 2004 contained no adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope or accounting principle, except as discussed in the following sentence. Deloitte & Touche’s report on the Company’s June 30, 2005 consolidated financial statements included an explanatory paragraph related to the restatement of the June 30, 2003 and 2004 pro forma stock compensation fair value disclosures. In connection with its audit of the effectiveness of the Company’s internal control over financial reporting as of June 30, 2005, based on the criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, Deloitte & Touche expressed an unqualified opinion on the Company’s assessment of the effectiveness of its internal control over financial reporting, and an adverse opinion in its report dated September 28, 2005 on the effectiveness of the Company’s internal control over financial reporting due to two material weaknesses as more fully described below. The Audit Committee of the Board of Directors discussed the subject matter of the adverse opinion with Deloitte & Touche prior to the September 28, 2005 report. The Company authorized Deloitte & Touche to respond fully to any inquiries of its successor concerning the subject matter of the September 28, 2005 report and any other matters.

During the years ended June 30, 2005 and 2004 and through March 23, 2006, there were no disagreements with Deloitte & Touche on any accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, would have caused it to make reference thereto in connection with its reports on the Company’s financial statements for such years, other than as discussed in this paragraph. In connection with Deloitte & Touche’s review of the Company’s interim financial statements for the quarter ended September 30, 2004, the Company had a disagreement with Deloitte & Touche, which was resolved to Deloitte & Touche’s satisfaction prior to the filing of the Quarterly Report on Form 10-Q for that period. The disagreement related to the application of accounting principles used to recognize revenue upon shipment of x-ray scanning equipment to a third-party warehouse on September 28, 2004. The Company recorded adjustments to its financial statements for the three-month period ended September 30, 2004, in order to decrease revenue and cost of sales by $1.4 million and $1 million, respectively. The Audit Committee of the Board of Directors discussed such disagreement with Deloitte & Touche. The Company authorized Deloitte & Touche to respond fully to the inquiries of any successor accountant concerning the subject matter of this disagreement.

In connection with its audit for the fiscal year 2005, Deloitte & Touche advised the Company that it believed the following matters constituted material weaknesses. These material weaknesses were reported in Item 9A of the Company’s Form 10-K for that fiscal year.

1)              The Company identified certain computational errors in its annual income tax provision and related income tax receivable and payable and deferred tax assets and deferred tax liabilities for fiscal year 2005. These errors resulted from a deficiency in the operation of controls requiring the reconciliation of the components of the Company’s income tax provision to appropriate supporting documentation. Given the significance of the tax account balances and the absence of sufficient mitigating controls, these deficiencies represent a material weakness in internal control over financial reporting.

2)              The Company identified certain transactions recorded as revenue by one of its Canadian subsidiaries in the period ended June 30, 2005 that did not meet the criteria for revenue recognition in such period. These errors resulted from a deficiency in the operation of controls requiring the supervisory review of year-end revenue transactions to ensure proper cutoff at year end. The errors associated with these transactions totaled approximately $1.4 million.

During the three months ended December 31, 2005, two additional material weaknesses were identified as follows:

1)              Income Taxes—During the calculation of the Company’s tax provision, it did not correctly apply FASB Interpretation No. 18 “Accounting for Income Taxes in Interim Periods,” which resulted in a material error in the tax provision for the three and six month periods ended December 31, 2005. Additionally, the Company did not correctly apply FASB Statement No. 109, “Accounting for Income Taxes,” with respect to the three month period ended December 31, 2005. Specifically, the Company did not provide for deferred tax liabilities in connection with the sale of newly issued subsidiary stock.

2)              Financial Reporting and Disclosure—Subsequent to the issuance of the Company’s unaudited consolidated financial statements for the six months ended December 31, 2004, the Company determined that its consolidated statement of cash flows for the six months ended December 31, 2004 incorrectly reflected cash lease incentives as a financing activity. The cash lease incentives should have been classified as an operating activity. The Company corrected this presentation in the financial statements filed on Form 10-K for the year ended June 30, 2005. The Company’s proposed statement of cash flows for the six months ended December 31, 2005, included a comparative statement of cash flows for the six months ended December 31, 2004. In that proposed statement of cash flows for the comparable prior-year period, the Company failed to make a correction to the classification of the cash lease incentives. This presentation was corrected prior to finalization of the Company’s Form 10-Q for the quarter ended December 31, 2005. As presented in the Company’s Form 10-Q for the quarter ended December 31, 2005, the comparative statement of cash flows for the six months ended December 31, 2004 properly classified the cash lease incentives as an operating activity. Additionally, the Company’s financial reporting and disclosure controls failed to detect that the Company had incorrectly classified $6.0 million of deferred rent, including the liability recorded in conjunction with the cash lease incentive detailed above, and a portion of deferred revenues as current liabilities in the proposed December 31, 2005 consolidated balance sheet. This presentation was corrected prior to the finalization of the Company’s Form 10-Q for the quarter ended December 31, 2005. As presented in the Company’s Form 10-Q for the quarter ended December 31, 2005, deferred rent and a portion of deferred revenues are presented as non-current liabilities.

The Company has undertaken measures to address each of the material weaknesses described above. However, Deloitte & Touche has not reviewed such measures.

In performing their audit of the Company’s financial statements for the fiscal years ended June 30, 2004 and 2005 and in their reviews of interim financial statements, Deloitte & Touche also advised the Company of the following significant deficiencies in its internal control over financial reporting, which are described here as further disclosure. These significant deficiencies, taken individually or in combination, do not rise to the level of material weakness.

With the exception of the items identified with respect to the three months ended December 31, 2005, the Company has undertaken measures to address the items described below. However, Deloitte & Touche has not reviewed such measures.

Significant Deficiencies identified for the fiscal year ended June 30, 2005:

1)              Review of Obsolete and Slow Moving Inventory—At one subsidiary location, the Company’s process for identifying and reviewing excess inventory was based on a system-generated computer report that did not accurately calculate potential excess inventory and lacked supervisory review for the “formulaic” reasonableness of the report.

2)              Review of Detail Job Cost Reports and Supporting Documentation—The Company’s designed controls include the review of project job cost reports and supporting detail. Deloitte & Touche noted a lack of documented evidence of certain of these controls at two subsidiary locations.

3)              Goodwill Impairment Analysis—Deloitte & Touche noted that although the Company appropriately concluded that further impairment tests were not required, the Company’s reporting unit carrying value computation did not properly take into consideration certain inter-company loan balances which were long-term in nature, and an allocation of the net assets at one subsidiary location.

4)              Asset Impairment Analysis—An assessment of certain impairment indicators, along with the related conclusions, were not formally documented.

5)              Pro Forma Stock-Based Compensation Calculations—The methodology the Company employed to calculate pro forma stock-based compensation did not conform to generally accepted accounting principles with regard to the requirement that the recognition of compensation over the service period equal to amounts that, on a cumulative basis, are no less than the portion of service provided during the vesting period.

6)              Performance of Reconciliations—At certain international subsidiaries, account reconciliations and review of account balances had not been properly documented.

7)              Application of U.S. Generally Accepted Accounting Principles—Miscellaneous accounting errors were noted at certain international subsidiaries.

8)              Revenue Recognition—At one subsidiary location, the methodology the Company employed for revenue recognition with regard to multiple-element transactions did not conform to generally accepted accounting principles.

9)              Inventory and Cost of Sales; Accounts Payable and Expenses—Deloitte & Touche noted that in the aggregate, the Company had inventory related controls which were not operating effectively, and, in the aggregate, the Company had several accounts payable related controls which were not operating effectively.

Significant Deficiencies for the three months ended September 30, 2005:

1)              Financial Reporting and Disclosure—In connection with the adoption of Statement Financial Accounting Standards No. 123R, “Share-Based Payments,” the Company excluded certain disclosures required by Securities and Exchange Commission Staff Accounting Bulletin Topic 14H. In addition, changes subsequent to the balance sheet date in the Company’s debt structure were not disclosed.

2)              Financial Closing Process and Journal Entry Review—An entry related to deferred taxes in the amount of $651,000 was not reviewed in accordance with the Company’s stated policy subsequent to posting to the general ledger, and the entry was mis-posted.

3)              Accounts Payable and Expenses—There was an improper cut-off related to certain expenses for which a liability should have been recorded in the amount of approximately $65,000. Deloitte & Touche noted and previously communicated similar errors as of June 30, 2005 and deemed such errors to represent a significant deficiency in the aggregate at the corporate consolidated level. As such, Deloitte & Touche indicated its belief that the potential misstatement associated with this deficiency was more than inconsequential.

4)              Revenue Cut-off—There was an improper cut-off related to revenue associated with a sale of demo inventory prior to the balance sheet date. Revenue in the amount of approximately $68,000 was not recorded. Deloitte & Touche noted and previously communicated similar errors as of June 30, 2005 and deemed such errors to represent a significant deficiency in the aggregate. As such, Deloitte & Touche indicated its belief that the potential misstatement associated with this deficiency was more than inconsequential.

Significant Deficiencies for the three months ended December 31, 2005:

1)              Goodwill Impairment Analysis—The Company did not have sufficient documentation evidencing the basis for the Company’s decision to perform the impairment test at the segment level.

2)              Revenue Recognition—There was an improper cut-off related to revenue associated with a sale of maintenance services. Revenue in the amount of approximately $22,000 in the three month period ended September 30, 2005 and $15,000 in the three month period ended December 31, 2005 was not recorded. Deloitte & Touche had noted and had previously communicated similar errors as of June 30, 2005 and September 30, 2005 and deemed such errors to represent a significant deficiency in the aggregate. As such, Deloitte & Touche believed the potential misstatement associated with this deficiency was more than inconsequential.

Except as described above, no reportable events as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K occurred during the years ended June 30, 2005 and 2004 and through March 23, 2006. The Company requested that Deloitte & Touche furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated March 29, 2006, was filed as Exhibit 16.1 to the Company’s Form 8-K filed on March 30, 2006.

On April 20, 2006, the Audit Committee of the Board of Directors of the Company appointed Moss Adams LLP (“Moss Adams”) as its independent registered public accounting firm for fiscal 2006. The Company did not consult with Moss Adams during the years ended June 30, 2005 and 2004, and through April 20, 2006, on any matter which was the subject of any disagreement or any reportable event as defined in Regulation S-K Item 304(a)(1)(iv) and Regulation S-K Item 304(a)(1)(v), respectively, or on the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements. Moss Adams has no financial interest in the Company and neither it nor any member or employee of the firm has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

The California General Corporation Law does not require the ratification of the selection of independent registered public accounting firm by the Company’s shareholders. As a result, no accounting firm has been recommended to be ratified by the Company’s shareholders as the independent registered public accounting firm for the fiscal year ending June 30, 2007. The Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year, if they determine that such a change would be in the best interests of the Company and its shareholders.

A representative of Moss Adams will be present at this year’s Annual Meeting of Shareholders. The representative may have an opportunity to make a statement if he or she desire to do so, and may be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

The following table represents fees charged for professional audit services rendered by Deloitte & Touche and Moss Adams for the audit of the Company’s financial statements for the years ended June 30, 2006 and 2005, and fees billed by Deloitte & Touche and Moss Adams for other services during those years.

	2006	2005
Audit Fees	$4,504,000	$2,872,000
Audit-Related Fees	90,000	1,105,000
Tax Fees	30,000	178,000
All Other Fees	—	—
Total	$4,624,000	$4,155,000

Audit Fees consist of fees billed for professional services rendered for the integrated audit of the Company’s consolidated financial statements and the review of the Company’s interim consolidated financial statements included in quarterly reports and services that are normally provided by Moss Adams and Deloitte & Touche in connection with statutory and regulatory filings or engagements. For the fiscal year ended June 30, 2006, these fees included approximately $1,697,000 related to the audit of the Company’s internal control over financial reporting.

Audit-Related Fees consist of fees billed for assurance and related services, primarily related to equity offerings, transfer pricing and pension plan related support and are not reported under “Audit Fees.”

Tax Fees consist of fees billed for professional services rendered for tax advice, planning and compliance (domestic and international).

All Other Fees consist of fees for products and services other than for the services described above. In fiscal 2006 and 2005, there were no fees for services not included in the above categories.

Audit Committee’s Pre-Approval Policy

The Audit Committee pre-approves all audit, audit-related and tax services (other than prohibited non-audit services) to be provided by the independent public accountants. The Audit Committee has delegated to its Chairman the authority to pre-approve all other services to be provided by the independent public accountants, up to an aggregate of $50,000 each fiscal year. The Chairman reports each such pre-approval decision to the full Audit Committee at its next scheduled meeting.

Independence

The Audit Committee has considered whether Moss Adams provision of services other than its audit of the Company’s annual financial statement and its review of the Company’s quarterly financial statements is compatible with maintaining such independent public accountant’s independence and has determined that it is compatible.

INFORMATION CONCERNING
MANAGEMENT, COMPENSATION AND STOCK OWNERSHIP

Executive Officers

Deepak Chopra is the founder of the Company and has served as President, Chief Executive Officer and a Director since the Company’s inception in May 1987. He has served as the Company’s Chairman of the Board of Directors since February 1992. Mr. Chopra also serves as the President and Chief Executive Officer of several of the Company’s major subsidiaries. From 1976 to 1979 and from 1980 to 1987, Mr. Chopra held various positions with ILC, a publicly-held manufacturer of lighting products, including serving as Chairman of the Board of Directors, Chief Executive Officer, President and Chief Operating Officer of its United Detector Technology division. In 1990, the Company acquired certain assets of ILC’s United Detector Technology division. Mr. Chopra has also held various positions with Intel Corporation, TRW Semiconductors and RCA Semiconductors. Mr. Chopra holds a Bachelor of Science degree in Electronics and a Master of Science degree in Semiconductor Electronics.

Ajay Mehra joined the Company as Controller in 1989 and served as Vice President and Chief Financial Officer from November 1992 until November 2002, when he was named the Company’s Executive Vice President. Mr. Mehra became a Director in March 1996 and served as Secretary between March 1996 and November 2002. Mr. Mehra also serves as President of the Company’s Security and Inspection Systems Group. Prior to joining the Company, Mr. Mehra held various financial positions with Thermador/Waste King, a household appliance company, Presto Food Products, Inc. and United Detector Technology. Mr. Mehra holds a Bachelor of Arts degree from the School of Business of the University of Massachusetts, Amherst and a Master of Business Administration degree from Pepperdine University.

Anuj Wadhawan was named Chief Financial Officer and Treasurer of the Company in November 2002. From March 1991 to March 2000, Mr. Wadhawan held various accounting and finance-related positions with the Company and its subsidiaries, including Corporate Controller. In March 2000, Mr. Wadhawan became the Company’s Vice President of Finance. Prior to joining the Company, Mr. Wadhawan held various finance positions with the Lighting Division of Phillips Electronics in India. Mr. Wadhawan holds a Bachelor of Science in Accounting from Punjab University in India, is a chartered accountant in India, and has passed the certified public accounting examinations in the United States. As previously disclosed in a Current Report on Form 8-K, filed with the SEC on July 31, 2006, Mr. Wadhawan assumed the position of Executive Vice President and Chief Financial Offer of the Company’s Security division on September 25, 2006. As of such date, Mr. Wadhawan no longer served as the Company’s Chief Financial Officer or Treasurer.

Victor S. Sze was named General Counsel, Vice President of Corporate Affairs of the Company in March 2002. In November 2002, Mr. Sze was appointed Secretary of the Company. In September 2004, Mr. Sze was appointed Executive Vice President of Corporate Affairs. From 1999 through November 2001, Mr. Sze served as in-house counsel to Interplay Entertainment Corp., a developer and worldwide publisher of interactive entertainment software, holding the title of Director of Corporate Affairs. Prior to joining Interplay Entertainment Corp., Mr. Sze practiced law with the firm of Wolf, Rifkin & Shapiro in Los Angeles. Mr. Sze holds a bachelors’ degree in economics from the University of California, Los Angeles and a juris doctorate from Loyola Law School.

Andreas F. Kotowski has served as Chief Technology Officer for Company’s security and inspection systems subsidiaries since October 2000. Previously, since January 1993, he served as the President of U.S. Operations, General Manager and a Director of the Company’s subsidiary, Rapiscan Security Products (U.S.A.), Inc. From September 1989 to January 1993, Mr. Kotowski was self-employed as an engineering consultant, providing technical and management consulting services to businesses in the explosive detection and medical imaging industries. From 1979 to 1989, Mr. Kotowski held various positions with EG&G Astrophysics, including Vice President of Engineering and Chief Engineer, in which he was responsible for product planning, design, development and management. Prior to 1979, he worked as an Engineer at National Semiconductor Corporation and the Jet Propulsion Laboratory. Mr. Kotowski holds a Bachelor of Science degree in Electrical Engineering and a Bachelor of Science degree in Physics from California State Polytechnic University, Pomona, and a Master of Science degree in Electrical Engineering from Stanford University.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the amount of shares of the Company beneficially owned as of September 21, 2006 by each person known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s outstanding Common Stock:

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Common Stock(2)	Percent of Class of Common Stock
Deepak Chopra(3)	1,325,440	7.8%
Dimensional Fund Advisors, Inc.(4)	1,382,644	8.3%
NWQ Investment Management Company, LLC(5)	1,135,162	6.8%
Royce & Associates, LLC(6)	904,200	5.4%
Wellington Management Company, LLP(7)	1,982,942	11.9%
Wells Fargo & Company(8)	2,256,283	13.5%

       (1) Except as otherwise noted, the address of each shareholder is c/o OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250.

       (2) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock which are purchasable under options which are currently exercisable, or which will become exercisable no later than 60 days after September 21, 2006, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

       (3) Includes 160,000 shares owned by The Deepika Chopra Trust UDT, dated July 17, 1987, and 160,000 shares owned by The Chandini Chopra Trust UDT, dated July 17, 1987. Deepak Chopra is the co-trustee of both irrevocable trusts. Of the balance of such shares, 553,615 shares are held jointly by Mr. Chopra and his wife, Nandini Chopra, and 156,825 shares are held individually by Mr. Chopra. Includes 25,000 shares issuable pursuant to options which become exercisable no later than 60 days after September 21, 2006. Mr. Chopra is the Chairman of the Board of Directors, Chief Executive Officer and President of the Company.

       (4) As reported in a Schedule 13G filed with the SEC, the address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

       (5) As reported in a Schedule 13G filed with the SEC, the address of NWQ Investment Management, LLC is 2049 Century Park East, 16th Floor, Los Angeles, CA 90067.

       (6) As reported in a Schedule 13G filed with the SEC, the address of Royce & Associates, LLC is 1414 Avenue of the Americas, New York, NY 10019.

       (7) As reported in a Schedule 13G filed with the SEC, the address of Wellington Management Company, LLP is 75 State St., Boston, MA 02109.

       (8) As reported in a Schedule 13G filed with the SEC, the address of Wells Fargo & Company is 420 Montgomery Street, San Francisco, CA 94104.

The following table sets forth the amount of shares of the Company beneficially owned as of September 21, 2006 by each director of the Company, each Named Executive Officer (see “Information Concerning Management, Compensation and Stock Ownership—Executive Compensation”), and all directors and executive officers as a group:

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Common Stock(2)	Percent of Class of Common Stock
Deepak Chopra(3)	1,325,440	7.8%
Ajay Mehra(4)	233,464	1.4%
Anuj Wadhawan(5)	65,510	0.4%
Victor S. Sze(6)	24,625	0.1%
Andreas F. Kotowski(7)	31,018	0.2%
Steven C. Good(8)	48,750	0.3%
Meyer Luskin(9)	56,550	0.3%
Chand R. Viswanathan(10)	15,625	0.1%
All directors and executive officers as a group (8 persons)(3)(4)(5)(6)(7)(8)(9)(10)	1,800,782	10.4%

       (1) Except as noted otherwise, the address of each shareholder is c/o OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250.

       (2) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock which are purchasable under options which are currently exercisable, or which will become exercisable no later than 60 days after September 21, 2006, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

       (3) Includes 160,000 shares owned by The Deepika Chopra Trust UDT, dated July 17, 1987, and 160,000 shares owned by The Chandini Chopra Trust UDT, dated July 17, 1987. Deepak Chopra is the co-trustee of both irrevocable trusts. Of the balance of such shares, 553,615 shares are held jointly by Mr. Chopra and his wife, Nandini Chopra, and 156,825 shares are held individually by Mr. Chopra. Includes 25,000 shares issuable pursuant to options which become exercisable no later than 60 days after September 21, 2006. Mr. Chopra is the Chairman of the Board of Directors, Chief Executive Officer and President of the Company.

       (4) Includes no shares issuable pursuant to options which become exercisable no later than 60 days after September 21, 2006. Mr. Mehra is the Executive Vice President and a Director of the Company and President of the Company’s Security Group.

       (5) Includes 5,000 shares issuable pursuant to options which become exercisable no later than 60 days after September 21, 2006. Mr. Wadhawan is the Chief Financial Officer of the Company.

       (6) Includes 5,000 shares issuable pursuant to options which become exercisable no later than 60 days after September 21, 2006. Mr. Sze is the General Counsel, Vice President of Corporate Affairs and Secretary of the Company.

       (7) Includes no shares issuable pursuant to options which become exercisable no later than 60 days after September 21, 2006. Mr. Kotowski is the Chief Technology Officer of the Company.

       (8) Includes 5,000 shares issuable pursuant to options which become exercisable no later than 60 days after September 21, 2006. Includes 5,000 shares owned for Mr. Good’s benefit by the Good, Swartz & Berns Pension & Profit Sharing Plan, of which Mr. Good is a co-trustee and in which he participates. Mr. Good is a Director of the Company. The address of Mr. Good is 11755 Wilshire Boulevard, 17th Floor, Los Angeles, CA 90025.

       (9) Includes 1,500 shares held by The Meyer and Doreen Luskin Family Trust. Includes 18,800 shares owned by Scope Industries. Mr. Luskin is the Chairman of the Board, President and Chief Executive Officers of Scope Industries. Includes 5,000 shares issuable pursuant to options which become exercisable no later than 60 days after September 21, 2006. Mr. Luskin is a Director of the Company. The address of Mr. Luskin is c/o Scope Industries, 233 Wilshire Boulevard, Suite 310, Santa Monica, CA 90401.

(10) Includes 1,875 shares issuable pursuant to options which become exercisable no later than 60 days after September 21, 2006. Mr. Viswanathan is a Director of the Company.

Executive Compensation

The following table sets forth the compensation for the Chief Executive Officer, each of the four most highly compensated executive officers whose individual remuneration exceeded $100,000 during the fiscal year ended June 30, 2006, and up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer of the Company at the end of the fiscal year (the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

					Long-Term Compensation
					Awards		Payouts
		Annual Compensation				Securities
				All Other	Restricted	Underlying		All
Name and Principal Position	Year	Salary ($)	Bonus ($)	Annual Compensation ($)	Stock Award(s)(#)	Options/ SARs (#)	LTIP Payouts ($)	Other Compensation ($)
Deepak Chopra	2006	985,197	150,000	—	—	150,000	—	$62,577	(1)
Chief Executive	2005	925,000	300,000	—	—	80,000	—	47,600	(1)
Officer	2004	793,269	435,000	—	—	100,000	—	377,493	(1)(2)
Ajay Mehra	2006	364,587	—	—	—	—	—	11,952	(3)
Executive V.P.	2005	338,048	120,000	—	—	25,000	—	11,875	(3)
President of Security	2004	310,000	170,000	—	—	25,000	—	8,600	(3)
Group
Anuj Wadhawan	2006	232,074	90,000	—	—	20,000	—	12,403	(4)
Chief Financial	2005	228,382	90,000	—	—	20,000	—	2,400	(4)
Officer	2004	174,941	72,500	—	—	20,000	—	2,400	(4)
Victor S. Sze	2006	253,122	75,000	—	—	20,000	—	3,700	(5)
General Counsel,	2005	209,160	75,000	—	—	17,500	—	3,700	(5)
Executive V.P.	2004	169,945	40,000	—	—	17,500	—	—
Andreas F. Kotowski	2006	229,800	—	—	—	—	—	2,400	(6)
Chief Technology	2005	223,260	40,000	—	—	5,000	—	2,400	(6)
Officer	2004	210,675	72,500	—	—	7,500	—	2,400	(6)

          (1) The Company paid aggregate insurance premiums of approximately $62,577, $47,600 and $42,700 on behalf of Mr. Chopra in 2006, 2005 and 2004, respectively.

          (2) In 2004, the Company assigned a 20-year term life insurance policy to Mr. Chopra. The value of the assigned policy is $334,793 and is included in “All Other Compensation” for 2004.

          (3) The Company paid aggregate insurance premiums of approximately $11,952, $11,875 and $8,600 on behalf of Mr. Mehra in 2006, 2005 and 2004, respectively.

          (4) The Company paid aggregate insurance premiums of approximately $12,403, $2,400 and $2,400 on behalf of Mr. Wadhawan in 2006, 2005 and 2004, respectively.

          (5) The Company paid aggregate insurance premiums of approximately $3,700 and $3,700 on behalf of Mr. Sze in 2006 and 2005.

          (6) The Company paid aggregate insurance premiums of approximately $2,400, $2,400 and $2,400 on behalf of Mr. Kotowski in 2006, 2005 and 2004, respectively.

Option Grants

The following table sets forth certain information concerning grants of options to the Named Executive Officers during the year ended June 30, 2006:

OPTION GRANTS IN LAST FISCAL YEAR

	Number of Securities Underlying Options/ SARs	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise Price	Expiration	Potential Realizable Value of Assumed Annual Rates of Stock Price Appreciation for Options Term(2)
Name	Granted(#)(1)	Year (%)	($/Share)	Date	5%($)	10%($)
Deepak Chopra	150,000	42.37	18.32	6/23/2011	759,222	1,677,681
Ajay Mehra	—	—	—	—	—	—
Anuj Wadhawan	20,000	5.65	18.53	11/11/2010	102,390	226,255
Victor S. Sze	20,000	5.65	18.53	11/11/2010	102,390	226,255
Andreas F. Kotowski	—	—	—	—	—	—

(1)       All of the listed options vest in three annual installments, 25% on the first anniversary of the date of grant, 25% on the second anniversary, and 50% on the third anniversary.

(2)       Sets forth potential option gains based on assumed annualized rates of stock price appreciation from the exercise price at the date of grant of 5% and 10% (compounded annually) over the full term of the grant with appreciation determined as of the expiration date. The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC and do not represent the Company’s estimate or projection of future Common Stock prices.

Option Exercises and Fiscal Year-End Values

The following table sets forth certain information regarding option exercises by the Named Executive Officers during the fiscal year 2006 and held by them on June 30, 2006:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

	Shares Acquired On	Value	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In- the-Money Options at Fiscal Year End ($)(1)
Name	Exercise (#)	Realized ($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Deepak Chopra	40,000	573,200	270,000	260,000	846,000	—
Ajay Mehra	25,000	366,000	93,750	31,250	111,750	—
Anuj Wadhawan	5,000	73,200	43,250	45,000	76,439	—
Victor S. Sze	—	—	18,125	61,875	7,750	—
Andreas F. Kotowski	—	—	15,500	7,500	3,460	—

(1)       Amounts are shown as the positive spread between the exercise price and fair market value (based on the fair market price at fiscal year end of $17.77 per share).

1997 Stock Option Plan

In May 1997, the Board of Directors adopted the 1997 Plan. The 1997 Plan, which was approved by the Company’s shareholders in June 1997, provided for the grant of options to directors, officers, other employees and consultants of the Company to purchase up to an aggregate of 850,000 shares of Common Stock. In November 2000, the Company’s shareholders approved an increase of the number of shares of Common Stock for which options may be granted to 1,850,000. In November 2002, the Company’s shareholders approved an increase of the number of shares of Common Stock for which options may be granted to 2,350,000. In November 2004, the Company’s shareholders approved an increase in the number of shares of Common Stock for which options may be granted to 3,350,000. No eligible person may be granted options during any 12-month period covering more than 425,000 shares of Common Stock. The purpose of the 1997 Plan is to provide participants with incentives that will encourage them to acquire a proprietary interest in, and continue to provide services to, the Company. The 1997 Plan is administered by the Board of Directors, or a committee of the Board of Directors, which has discretion to select optionees and to establish the terms and conditions of each option, subject to the provisions of the 1997 Plan. Options granted under the 1997 Plan may be “incentive stock options” as defined in Section 422 of the Code or nonqualified options.

The exercise price of incentive stock options may not be less than 100% of the fair market value of Common Stock as of the date of grant (110% of the fair market value if the grant is to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the Company). The Code currently limits to $100,000 the aggregate value of Common Stock that may be acquired in any one year pursuant to incentive stock options under the 1997 Plan or any other option plan adopted by the Company. Nonqualified options may be granted under the 1997 Plan at an exercise price of not less than 85% of the fair market value of the Common Stock on the date of grant. Nonqualified options may be granted without regard to any restriction on the amount of Common Stock that may be acquired pursuant to such options in any one year. Options may not be exercised more than ten years after the date of grant (five years after the date of grant if the grant is an incentive stock option to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the Company). Options granted under the 1997 Plan generally are nontransferable, but transfers may be permitted under certain circumstances at the discretion of the administrator. Shares subject to options that expire unexercised under the 1997 Plan will once again become available for future grant under the 1997 Plan. The number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends. As of June 30, 2006, stock options to purchase 1,042,751 shares were exercised under the 1997 Plan, stock options to purchase an aggregate of 1,778,678 shares were outstanding under the 1997 Plan at exercise prices ranging from $3.77 to $20.91per share, and stock options to purchase 517,571 shares remained available for future grant. The 1997 Plan is effective for ten years, unless sooner terminated or suspended.

During the fiscal year ended June 30, 2006, the Board of Directors of the Company granted options to purchase an aggregate of 354,000 shares of Common Stock under the 1997 Plan to certain executive officers, directors and employees of the Company. These options are exercisable at a price equal to the fair market value of the Common Stock on the date of grant. Options granted to such officers, directors and employees of the Company generally are subject to vesting. Such options will become exercisable in installments over a period of three years from the date of grant, subject to the optionee’s continuing employment or service as a director of the Company.

In general, upon termination of employment of an optionee, all options granted to such person which were not exercisable on the date of such termination will immediately terminate, and any options that are exercisable will terminate not more than three months (six months in the case of termination by reason of death or disability) following termination of employment.

To the extent nonqualified options are granted under the 1997 Plan, the Company intends to issue such options with an exercise price of not less than the market price of the Common Stock on the date of grant.

Employee Stock Purchase Plan

In August 1998, the Board of Directors adopted the Company’s Employee Stock Purchase Plan (the “1998 Plan”). The 1998 Plan, which was approved by the Company’s shareholders in November 1998, provides persons who have been regular employees of the Company or its U.S. subsidiaries for at least six months, and who meet certain other criteria, the opportunity to purchase shares of Common Stock through regular payroll deductions. The total number of shares of Common Stock subject to the 1998 Plan is 200,000. The 1998 Plan is administered by the Board of Directors, or a committee of the Board of Directors. The 1998 Plan qualifies as an “employee stock purchase plan” as defined in Section 423 of the Code.

To participate in the 1998 Plan, eligible employees submit a form to the Company’s payroll office authorizing payroll deductions in an amount between 1% and 10% of the employee’s regular annual pay. At the end of each offering period, initially set at six months duration, the aggregate amount deducted from each participating employee’s paycheck is applied to the purchase of a whole number of shares of Common Stock, with any sums remaining being returned to the employee. No interest accrues on payroll deductions. The purchase price of the Common Stock is 85% of the lesser of the fair market value of the Common Stock (as determined by the Board of Directors) on the first day or the last day of the offering period. If the aggregate number of shares of Common Stock which all participants elect to purchase during any offering period is greater than the number of shares remaining available for issuance under the 1998 Plan, the remaining shares will be allocated pro-rata among participants. Notwithstanding any of the foregoing, no employee may purchase Common Stock under the 1998 Plan if (i) after any such purchase, the employee would own 5% or more of the total combined voting power or value of all classes of the Company’s stock on a consolidated basis, or (ii) the rights to purchase Common Stock under the 1998 Plan and all other qualified employee stock purchase plans of the Company or any of its subsidiaries granted to that employee would exceed $25,000 per calendar year.

A participant may elect to withdraw from the 1998 Plan at any time up to the last day of an offering period by filing a form to such effect. Upon withdrawal, the amount contributed to the employee will be refunded in cash, without interest. Any person withdrawing may not participate again in the 1998 Plan until the end of one complete offering period. Termination of a participant’s employment for any reason shall be treated as a withdrawal.

Employee Benefit Plan, Pension Plans

In 1991, the Company established a tax-qualified employee savings and retirement plan (the “401(k) Plan”) covering all of its employees. Pursuant to the 401(k) Plan, employees may elect to reduce their current compensation by up to the annual limit prescribed by statute ($15,000 in calendar 2006) and contribute the amount of such reduction to the 401(k) Plan. The 401(k) Plan allows for matching contributions to the 401(k) Plan by the Company, such matching and the amount of such matching to be determined at the sole discretion of the Board of Directors. For the fiscal year ended June 30, 2006, the Company had provided $1,162,000 in discretionary matching contributions with respect to the 401(k) Plan. The trustee under the 401(k) Plan, at the direction of each participant, invests the assets of the 401(k) Plan in numerous investment options. The 401(k) Plan is intended to qualify under Section 401 of the Code so that contributions by employees to the 401(k) Plan, and income earned on plan contributions, are not taxable until withdrawn and so that the contributions by employees will be deductible by the Company when made.

During the fiscal year ended June 30, 2006, certain employees in the following of the Company’s operations were covered by pension plans: OSI Optoelectronics AS, Rapiscan Systems Limited, Spacelabs Medical Finland Oy, Spacelabs Medical Germany GmbH, Spacelabs Medical SAS and Spacelabs Medical UK Limited,. As of the date hereof, approximately 283 employees are covered by these plans.

Employment Arrangements

On July 18, 2005, the Company entered into an Amended and Restated Employment Agreement with its President and Chief Executive Officer, Deepak Chopra. Unless the employment agreement is terminated earlier in accordance with its terms, the Company will employ Mr. Chopra until the later of (i) the fifth anniversary of the date of the agreement or (ii) the close of business three years following the date that either party notifies the other in writing that the notifying party elects to end the term of the agreement. Pursuant to the terms of the employment agreement, Mr. Chopra initially was to receive an annual base salary of $950,000. Mr. Chopra is eligible to participate in a year end bonus pool for management, if such bonus pool is established. The Compensation Committee increased Mr. Chopra’s annual base salary to $1,000,000, effective June 23, 2006. In addition, the employment agreement provides that the Compensation Committee may grant options to purchase shares of the Company’s Common Stock to Mr. Chopra in each of the fiscal years he is employed by the Company. The agreement may be terminated for “cause” or due to Mr. Chopra’s death or disability. In addition, Mr. Chopra may resign from the Company for “good reason” as defined in the employment agreement. If Mr. Chopra is terminated by the Company other than for “cause” or death or disability, or resigns from the Company for “good reason,” he will receive continued payment of base salary for three years from the date of such termination of resignation from the Company, bonus and certain accelerated vesting of options. The agreement also contains certain restrictive covenants and other prohibitions that preclude Mr. Chopra from competing with the Company or soliciting its employees or customers following termination.

The Company entered into a three-year employment agreement with Ajay Mehra, the Company Executive Vice President and President of Rapiscan Systems, which became effective on September 1, 1997. The employment agreement provided for a base salary to be determined each year by the Compensation Committee. In February 2003, the Company amended Mr. Mehra’s employment agreement to extend the term of the agreement until August 31, 2006. The agreement has expired, but the Company expects to renew it on similar terms in the near future. The Compensation Committee increased Mr. Mehra’s annual base salary to $340,000 effective April 1, 2004, to $345,000 effective September 1, 2004. Mr. Mehra is eligible to receive discretionary bonus payments from the bonus pool established by the Company for its officers and employees and to participate in incentive compensation and other employee benefit plans established by the Company from time to time.

The Company and Anuj Wadhawan, the Company’s Chief Financial Officer until September 22, 2006, were parties to an employment agreement dated June 1, 2003. On July 18, 2005, the parties amended the employment agreement to extend the term of the agreement until June 1, 2007. As of June 1, 2004, Mr. Wadhawan’s annual base salary was $200,000. The Compensation Committee increased Mr. Wadhawan’s annual base salary to $225,000 effective September 1, 2004, then to $250,000 effective July 1, 2006. Mr. Wadhawan is eligible to receive discretionary bonus payments from the bonus pool established by the Company for its officers and employees and to participate in incentive compensation and other employee benefit plans established by the Company from time to time.

The Company and Victor Sze, the Company’s General Counsel and Executive Vice President, were parties to an employment agreement dated July 1, 2003. On July 18, 2005, the parties amended the employment agreement to extend the term of the agreement until July 1, 2007. As of January 1, 2004, Mr. Sze’s annual base salary was $185,000. The Compensation Committee increased Mr. Sze’s annual base salary to $215,000 effective September 1, 2004 and to $260,000 effective January 1, 2006. Mr. Sze is eligible to receive discretionary bonus payments from the bonus pool established by the Company for its officers and employees and to participate in incentive compensation and other employee benefit plans established by the Company from time to time.

Andreas F. Kotowski, the Company’s Chief Technology Officer, is currently employed by the Company pursuant to an employment arrangement that is terminable by either party at any time for any reason. As of December 1, 2003, Mr. Kotowski’s annual base salary was $216,300. The Compensation Committee increased Mr. Kotowski’s annual base salary to $225,000 effective September 1, 2004 and to $247,500, effective July 3, 2006. Mr. Kotowski is also eligible to receive discretionary bonus payments from the bonus pool established by the Company for its officers and employees and to participate in incentive compensation and other employee benefit plans established by the Company from time to time.

Management allocates bonuses to officers and employees of the Company under a bonus plan that has been in effect since the Company’s inception. The amount of bonus for each officer or employee is determined by comparing the profits of the subsidiary or division in which such person performed services against the budget profit goals for such subsidiary or division, as determined before the start of the fiscal year.

Certain Relationships and Related Transactions

In 1994, the Company, together with Electronics Corporation of India Limited (“ECIL”), an unaffiliated Indian company, formed ECIL-Rapiscan Security Products Limited, a joint venture under the laws of India. The Company owns a 36% interest in the joint venture, Mr. Chopra owns a 10.5% interest and Mr. Mehra owns a 4.5% interest. The remaining 49.0% interest in the joint venture is owned by ECIL. The Company sells security and inspection kits to ECIL at a price no less favorable to the Company than the price the Company charges unaffiliated third parties for such products. To date, the Company’s portion of the earnings of ECIL Rapiscan has been immaterial to the Company’s financial results and results of operations.

The Company contracts for a portion of its automobile rental and messenger services from a business that was owned during fiscal year 2006 by Mr. Chopra and his wife. The Company paid the business approximately $60,000 for such services during fiscal year 2006. The Company contracts for printing services from a business owned by Mr. Chopra’s father-in-law, Madan G. Syal. Mr. Syal retired as a Director of the Company on June 30, 2004. The Company paid Mr. Syal approximately $79,000 for such printing services during fiscal year 2006. In addition, in consideration of Mr. Syal’s past services to the Company as a Director, the Board of Directors approved yearly payments of $25,000 each to Mr. Syal during each of fiscal years 2004, 2005, 2006 and 2007.

The Company believes that each of the foregoing transactions was on terms at least as favorable to the Company as those that could have been obtained from nonaffiliated third parties. The Company currently intends that any future transactions with affiliates of the Company will be on terms at least as favorable to the Company as those that can be obtained from nonaffiliated third parties.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the of the Exchange Act requires the Company’s executive officers and directors and persons who beneficially own more than 10% of a registered class of the Company’s Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such officers, directors and shareholders are required by SEC regulations to furnish the Company with copies of all such reports that they file. Based solely upon the Company’s review of such forms furnished to the Company during the fiscal year ended June 30, 2006, and written representations from certain reporting persons, the Company believes that all of the Company’s executive officers and all of the Company’s directors and more than 10% shareholders have complied with all such filing requirements, except for Mr. Viswanathan who failed to timely file one such report during the Company’s 2006 fiscal year.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is composed of two non-employee directors, Messrs. Good and Luskin. No executive officer of the Company has served during the fiscal year ended June 30, 2006 or subsequently as a member of the board of directors or compensation committee of any entity which has one or more executive officers who serve on the Company’s Board of Directors or the Compensation Committee. During the fiscal year ended June 30, 2006, no member of the Company’s Compensation Committee had any relationship or transaction with the Company required to be disclosed pursuant to Item 402(j) of Regulation S-K under the Exchange Act.

REPORT OF THE COMPENSATION COMMITTEE

This Compensation Committee Report discusses the components of the Company’s executive officer compensation policies and programs and describes the bases upon which compensation is determined by the Compensation Committee with respect to the executive officers of the Company, including the Named Executive Officers. The Compensation Committee reviews and approves salaries, benefits and other compensation for executive officers and reviews bonus pool allocations for key employees of the Company. The Compensation Committee is composed of two non-employee directors. There were four meetings of the Compensation Committee during fiscal 2006.

Compensation Philosophy.   The Compensation Committee endeavors to ensure that the compensation programs for the executive officers of the Company and its subsidiaries are effective in attracting and retaining key executives responsible for the success of the Company and are administered with the long-term interests of the Company and its shareholders in mind. The Compensation Committee seeks to align total compensation for senior management with corporate performance by linking directly executive compensation to individual and team contributions, continuous improvements in corporate performance and shareholder value.

The Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the executive officers. The primary quantitative factors reviewed by the Compensation Committee include such financial measures as net income, cash flow and earnings-per-share, and market capitalization of the Company and may vary its quantitative measurements from employee to employee and from year to year. The Compensation Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as superior individual performance, new responsibilities or positions within the Company, leadership ability, overall contributions to the Company and the national and global business and economic environment.

In order to attract and retain highly qualified executives in the areas in which the Company does business and in recognition of the overall competitiveness of the market for highly qualified executive talent, the Compensation Committee also evaluates the total compensation of the executive officers in light of information regarding the compensation practices and corporate financial performance of other companies in its industry.

In implementing its compensation program for executive officers, the Compensation Committee seeks to achieve a balance between compensation and the Company’s annual and long-term budgets and business objectives, encourage executive performance in furtherance of stated Company goals, provide variable compensation based on the performance of the Company, create a stake in the executive officer’s efforts by encouraging stock ownership in the Company, and align executive remuneration with the interests of the Company’s shareholders.

Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and certain other of the most highly compensated executive officers as of the end of any fiscal year. However, the Code exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. Although, at the present time, the Company is not paying any compensation to any of its executive officers or any other employee that would be disallowed by Section 162(m), the Compensation Committee currently intends to structure performance-based compensation, including stock option grants and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies those requirements if, in the future, the need arises. The Board of Directors and the Compensation Committee, however, reserve the authority to award non-deductible compensation in other circumstances as they deem appropriate.

Compensation Program Components.   The Compensation Committee regularly reviews the Company’s compensation program to ensure that pay levels and incentive opportunities are competitive with the market and reflect the performance of the Company. The particular elements of the compensation program for executive officers consist of the following:

Base Salary.   Base salaries for executive officers are established at levels considered appropriate in light of the duties and scope of responsibilities of each executive officer’s position, and the experience the individual brings to the position. Salaries are reviewed periodically and adjusted as warranted to reflect sustained individual performance. Base salaries are kept within a competitive range for each position, reflecting both job performance and market forces.

Annual Bonus.   Management allocates bonuses to officers and key employees of the Company under a bonus plan that has been in effect since the Company’s inception. The amount of bonus for each officer is determined by comparing the profits of the subsidiary or division in which such person performed services against the budget profit goals for such subsidiary or division as determined before the start of the fiscal year.

Long-Term Incentive Compensation.   The Company’s long-term incentive program consists of periodic grants of stock options, which are made at the discretion of the Board of Directors with the advice and input of the Compensation Committee. Decisions made regarding the amount of the grant and other discretionary aspects of the grant take into consideration Company performance, individual performance and experience, competitive forces to attract and retain senior management, and the nature and terms of grants made in prior years.

Chief Executive Officer’s Compensation.   The Company has entered into an employment agreement with Mr. Chopra as more fully described above. See “Information Concerning Management, Compensation and Stock Ownership—Employment Agreements.” In setting Mr. Chopra’s base salary and other compensation under his employment agreement, in granting bonuses, and when considering other forms of compensation, the Compensation Committee has looked to the same components it applies when establishing compensation for the other executive officers of the Company.

Summary.   The Compensation Committee believes that the total compensation program for executive officers of the Company is focused on increasing value for the Company’s shareholders, by attracting and retaining the best qualified people as senior managers and enhancing corporate performance. Furthermore, the Compensation Committee believes that the executive compensation levels of the Company are competitive with the compensation programs provided by other corporations with which the Company is competitive. The foregoing report has been approved by all the members of the Compensation Committee.

COMPENSATION COMMITTEE
Steven C. Good
Meyer Luskin

REPORT OF THE AUDIT COMMITTEE

During the fiscal year ended June 30, 2006, the Audit Committee was composed of three non-employee directors, Steven C. Good , Meyer Luskin, and Chand R. Viswanathan, all of whom meet the independence and experience requirements of the SEC and NASDAQ Listing Standards. Mr. Bider was appointed to the Audit Committee on September 27, 2006.  Mr. Viswanathan ceased serving on, the Audit Committee on September 27, 2006. The Board of Directors has determined that Mr. Good qualifies as an “Audit Committee Financial Expert” as this term has been defined under the rules and regulations of the SEC. To date, no determination has been made as to whether the other members of the Audit Committee qualify as Audit Committee Financial Experts. The Audit Committee met five times during the fiscal year ended June 30, 2006.

At each of its meetings, the Audit Committee met with the senior members of the Company’s financial management team and the independent public accountants. The Audit Committee’s agenda is established by the Audit Committee’s chairman and the Company’s chief financial officer. During the year, the Audit Committee had private sessions with the Company’s independent public accountants at which candid discussions of financial management, accounting and internal control issues took place.

The Audit Committee recommended to the Board of Directors the engagement of Moss Adams LLP as the Company’s independent public accountants. The Audit Committee reviewed with the Company’s financial managers and the independent public accountants overall audit scopes and plans, the results of internal and external audit examinations, evaluations by the auditors of the Company’s internal controls, and the quality of the Company’s financial reporting.

The Audit Committee has reviewed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for management’s representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles and have expressed to both management and the independent public accountants their general preference for conservative policies when a range of accounting options is available.

In its meetings with representatives of the independent public accountants, the committee asks them to address and discusses their responses to several questions that the committee believes are particularly relevant to its oversight. These questions include:

•       Are there any significant accounting judgments made by management in preparing the financial statements that would have been made differently had the independent public accountants themselves prepared and been responsible for the financial statements?

•       Based on the independent public accountants’ experience and their knowledge of the Company, do the Company’s financial statements fairly present to investors, with clarity and completeness, the Company’s financial position and performance for the reporting period in accordance with generally accepted accounting principles and SEC disclosure requirements?

•       Based on the independent public accountants’ experience and their knowledge of the Company, has the Company implemented internal controls and internal audit procedures that are appropriate for the Company?

The Audit Committee believes that by thus focusing its discussions with the independent public accountants, it can promote a meaningful dialogue that provides a basis for its oversight judgments.

The Audit Committee also discussed with the independent public accountants all other matters required to be discussed by the independent public accountants with the committee under Statement on

Auditing Standards No. 61, as amended, (“Communication with Audit Committees”). The Audit Committee received and discussed with the independent public accountants their annual written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), and considered with the independent public accountants whether the provision of services provided by them to the Company during the fiscal year ended June 30, 2006 was compatible with the independent public accountants’ independence.

Finally, the Audit Committee reviewed and discussed with management and the independent public accountants the evaluation of the Company’s internal controls and the audit of management’s report on the effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. The Audit Committee reviews the Company’s SEC reports prior to filing and all quarterly earnings announcements in advance of their issuance with management and representatives of the independent public accountants. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, including evaluating the effectiveness of disclosure controls and procedures, and evaluating the effectiveness of internal controls over financial reporting, and of the independent public accountants, who, in their report, express an opinion on the conformity of the Company’s annual financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (1) management’s assessment of the effectiveness of internal control over financial reporting, and (2) the effectiveness of internal controls over financial reporting.

In reliance on these reviews and discussions, and the report of the independent public accountants, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006, for filing with the SEC.

AUDIT COMMITTEE
Meyer Luskin
Steven C. Good
Leslie E. Bider

COMPANY STOCK PRICE PERFORMANCE

The graph below compares the Company’s cumulative total shareholder return for the period beginning on the market close on the last trading day before the beginning of the Company’s fifth preceding fiscal year through and including the end of the Company’s last completed fiscal year, with The NASDAQ Stock Market Index and with peer groups composed of companies with which the Company has generally competed.

The Company’s peer group for the fiscal year ended June 30, 2006 includes the following companies: American Science & Engineering (AMEX Symbol: ASE), Analogic Corporation (NASDAQ Symbol: ALOG), Criticare Systems, Inc. (AMEX Symbol: CMD) and Datascope Corporation (NASDAQ Symbol: DSCP).

The graph assumes that $100.00 was invested on June 30, 2001 in the Company’s Common Stock, and in each of the indexes mentioned above, and that all dividends were reinvested. Historical stock price performance is not necessarily indicative of future stock price performance.

Comparison of 5 Year Cumulative Total Return
Assumes Initial Investment of $100
June 2001 Through June 2006

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
OSI SYSTEMS, INC., THE NASDAQ STOCK MARKET INDEX,
AND THE PEER GROUP INDEX

On June 30,	2001	2002	2003	2004	2005	2006
OSI Systems, Inc.	100.00	533.06	421.51	535.75	424.46	477.69
The NASDAQ Stock Market Index	100.00	70.34	78.10	98.58	99.24	105.85
Peer Group	100.00	87.12	85.61	97.00	115.57	118.24

SHAREHOLDER PROPOSALS

Any proposals of shareholders which are intended to be presented at next year’s annual meeting must be received by the Company at its principal executive offices on or before               , 2007, and must satisfy the conditions established by the SEC and the Company’s Bylaws, in order to be considered for inclusion in the Company’s proxy materials relating to that meeting.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K as filed with the SEC is available upon written request and without charge to shareholders by writing to the Company c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250 or by calling telephone number (310) 978-0516.

In certain cases, only one Annual Report and Proxy Statement may be delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders at that address. The Company will undertake to deliver promptly upon written or oral request a separate copy of the Annual Report or Proxy Statement, as applicable, to a shareholder at a shared address to which a single copy of such documents was delivered. Such request should also be directed to Secretary, OSI Systems, Inc., at the address or telephone number indicated in the previous paragraph. In addition, shareholders sharing an address can request delivery of a single copy of Annual Reports or Proxy Statements if they are receiving multiple copies of Annual Reports or Proxy Statements by directing such request to the same mailing address.

OTHER BUSINESS

The Company does not know of any other business to be presented at the Annual Meeting and does not intend to bring any other matters before such meeting. If any other matters properly do come before the Annual Meeting, however, the persons named in the accompanying Proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

By Order of the Board of Directors

Victor S. Sze
Secretary

Hawthorne, California
October      , 2006

Appendix A

AMENDED AND RESTATED
1997 STOCK OPTION PLAN
OF
OSI SYSTEMS, INC.

1.                                           PURPOSES OF THE PLAN

The purposes of this Amended and Restated 1997 Stock Option Plan (the “Plan”) of OSI Systems, Inc., a California corporation (the “Company”), are to:

(a)             Encourage selected employees, directors and consultants to improve operations and increase profits of the Company;

(b)            Encourage selected employees, directors and consultants to accept or continue employment or association with the Company or its Affiliates (as such term is defined in Section 2); and

(c)             Increase the interest of selected employees, directors and consultants in the Company’s welfare through participation in the growth in value of the Company’s common stock, no par value per share (the “Common Stock”), through (i) the grant of stock options under this Plan (“Options”) and/or (ii) the issuance of shares of restricted Common Stock (“Restricted Stock”) under this Plan.

Options granted under this Plan may be “incentive stock options” (“ISOs”) intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”), or “nonqualified options” (“NQOs”).

2.                                           ELIGIBLE PERSONS

Every person who, at the date of grant of an Option and/or Restricted Stock, is an employee of the Company or of any Affiliate of the Company is eligible to receive NQOs, ISOs and/or Restricted Stock under this Plan. Every person who, at the date of grant, is a consultant to, or non-employee director of, the Company or any Affiliate of the Company is eligible to receive NQOs and/or Restricted Stock under this Plan. The term “Affiliate” as used in this Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code. The term “employee” includes an officer or director who is an employee of the Company. The term “consultant” includes persons employed by, or otherwise affiliated with, a consultant.

3.                                           STOCK SUBJECT TO THIS PLAN; MAXIMUM NUMBER OF GRANTS

Subject to the provisions of Section 6.1.1 and Section 8(e)(i) of this Plan, the total number of shares of Common Stock which may be granted as Restricted Stock and/or issued upon the exercise of Options granted pursuant to this Plan shall not exceed 3,350,000 shares of Common Stock in the aggregate. The shares of Common Stock covered by the portion of any Option grant under this Plan which expires or remains unexercised shall become available again for grant under this Plan. If any shares of Restricted Common Stock expire or are otherwise terminated, cancelled, surrendered or forfeited, then such shares of Common Stock shall also be available again for grant under this Plan. No eligible person shall be granted Options during any twelve-month period covering more than 425,000 shares.

4.                                           ADMINISTRATION

(a)             The Plan shall be administered by the Board of Directors of the Company (the “Board”) or by a committee (the “Committee”) to which administration of this Plan, or of part of this Plan, is delegated by the Board (in either case, the “Administrator”). The Board shall appoint and remove members of the Committee in its discretion in accordance with applicable laws. If necessary in order to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 162(m) of the Code, the Committee shall, in the Board’s discretion, be comprised solely of “non-employee directors” within the meaning of said Rule 16b-3 and “outside directors” within the meaning of

Section 162(m) of the Code. The foregoing notwithstanding, the Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper and the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under this Plan.

(b)            Subject to the other provisions of this Plan, the Administrator shall have the authority, in its discretion: (i) to grant Options; (ii) to determine the fair market value of the Common Stock subject to Options; (iii) to determine the exercise price of Options granted; (iv) to determine the persons to whom, and the time or times at which, Options and/or Restricted Stock shall be granted, and the number of shares subject to each Option and/or the number of shares of Restricted Stock; (v) to interpret this Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to this Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical), including but not limited to, the time or times at which Options shall be exercisable; (viii) to determine the form of a grant of Restricted Stock under this Plan (a “Restricted Stock Grant”); (ix) to determine the terms and provisions of each Restricted Stock Grant (which need not be identical); (x) with the consent of the optionee, to modify or amend any Option; (xi) with the consent of the participant, to modify or amend any Restricted Stock Grant; (xii) to defer (with the consent of the optionee) the exercise date of any Option; (xiii) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option and/or the grant of Restricted Stock; and (xiv) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper.

(c)             All questions of interpretation, implementation, and application of this Plan shall be determined by the Administrator. Such determinations shall be final and binding on all persons.

5.                                           GRANTING OF OPTIONS; OPTION AGREEMENT

(a)             No Options shall be granted under this Plan after 10 years from the date of adoption of this Plan by the Board.

(b)            Each Option shall be evidenced by a written stock option agreement, in form satisfactory to the Administrator, executed by the Company and the person to whom such Option is granted.

(c)             The stock option agreement shall specify whether each Option it evidences is an NQO or an ISO.

(d)            Subject to Section 6.3.3 with respect to ISOs, the Administrator may approve the grant of Options under this Plan to persons who are expected to become employees, directors or consultants of the Company, but are not employees, directors or consultants at the date of approval, and the date of approval shall be deemed to be the date of grant unless otherwise specified by the Administrator.

6.                                           TERMS AND CONDITIONS OF OPTIONS

Each Option granted under this Plan shall be subject to the terms and conditions set forth in Section 6.1. NQOs shall be also subject to the terms and conditions set forth in Section 6.2, but not those set forth in Section 6.3. ISOs shall also be subject to the terms and conditions set forth in Section 6.3, but not those set forth in Section 6.2.

6.1            Terms and Conditions to Which All Options Are Subject.   All Options granted under this Plan shall be subject to the following terms and conditions:

6.1.1         Changes in Capital Structure.   Subject to Section 6.1.2, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, or

2

recapitalization, combination or reclassification, appropriate adjustments shall be made by the Board in (a) the number and class of shares of stock subject to this Plan and each Option outstanding under this Plan, and (b) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Each such adjustment shall be subject to approval by the Board in its sole discretion.

6.1.2         Corporate Transactions.   In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each optionee at least 30 days prior to such proposed action. To the extent not previously exercised, all Options will terminate immediately prior to the consummation of such proposed action; provided, however, that the Administrator, in the exercise of its sole discretion, may permit exercise of any Options prior to their termination, even if such Options were not otherwise exercisable. In the event of a merger or consolidation of the Company with or into another corporation or entity in which the Company does not survive, or in the event of a sale of all or substantially all of the assets of the Company in which the shareholders of the Company receive securities of the acquiring entity or an affiliate thereof, all Options shall be assumed or equivalent options shall be substituted by the successor corporation (or other entity) or a parent or subsidiary of such successor corporation (or other entity); provided, however, that if such successor does not agree to assume the Options or to substitute equivalent options therefor, the Administrator, in the exercise of its sole discretion, may permit the exercise of any of the Options prior to consummation of such event, even if such Options were not otherwise exercisable.

6.1.3         Time of Option Exercise.   Subject to Section 5 and Section 6.3.4, Options granted under this Plan shall be exercisable (a) immediately as of the effective date of the stock option agreement granting the Option, or (b) in accordance with a schedule as may be set by the Administrator (in any case, the “Vesting Base Date”) and specified in the written stock option agreement relating to such Option. In any case, no Option shall be exercisable until a written stock option agreement in form satisfactory to the Company is executed by the Company and the optionee. Notwithstanding the foregoing, to the extent required by applicable laws, rules and regulations, the right to exercise Options granted pursuant to this Plan shall vest at the rate of at least 20% per year from the date of grant.

6.1.4         Option Grant Date.   The date of grant of an Option under this Plan shall be the date as of which the Administrator approves the grant.

6.1.5         Nontransferability of Option Rights.   Except with the express written approval of the Administrator which approval the Administrator is authorized to give only with respect to NQOs, no Option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution. During the life of the optionee, an Option shall be exercisable only by the optionee.

6.1.6         Payment.   Except as provided below, payment in full, in cash, shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company. The Administrator, in the exercise of its absolute discretion after considering any tax, accounting and financial consequences, may authorize any one or more of the following additional methods of payment:

(a)            Acceptance of the optionee’s full recourse promissory note for all or part of the Option price, payable on such terms and bearing such interest rate as determined by the Administrator (but in no event less than the minimum interest rate specified under the Code at which no additional interest would be imputed), which promissory note may be either secured or unsecured in such manner as the

3

Administrator shall approve (including, without limitation, by a security interest in the shares of the Company);

(b)            Subject to the discretion of the Administrator and the terms of the stock option agreement granting the Option, delivery by the optionee of shares of Common Stock already owned by the optionee for all or part of the Option price, provided the fair market value (determined as set forth in Section 6.1.10) of such shares of Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by delivery of such stock;

(c)            Subject to the discretion of the Administrator, through the surrender of shares of Common Stock then issuable upon exercise of the Option, provided the fair market value (determined as set forth in Section 6.1.10) of such shares of Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by surrender of such stock; and

(d)            By means of so-called cashless exercises as permitted under applicable rules and regulations of the Securities and Exchange Commission and the Federal Reserve Board.

6.1.7         Termination of Employment.   If for any reason other than death or permanent and total disability, an optionee ceases to be employed by the Company or any of its Affiliates (such event being called a “Termination”), Options held at the date of Termination (to the extent then exercisable) may be exercised in whole or in part at any time within three months of the date of such Termination, or such other period of not less than 30 days after the date of such Termination as is specified in the stock option agreement or by amendment thereof (but in no event after the Expiration Date, as such term is defined in Section 6.1.11); provided, however, that if such exercise of the Option would result in liability for the optionee under Section 16(b) of the Exchange Act, then such three-month period automatically shall be extended until the tenth day following the last date upon which optionee has any liability under Section 16(b) (but in no event after the Expiration Date). If an optionee dies or becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) while employed by the Company or an Affiliate or within the period that the Option remains exercisable after Termination, Options then held (to the extent then exercisable) may be exercised, in whole or in part, by the optionee, by the optionee’s personal representative or by the person to whom the Option is transferred by devise or the laws of descent and distribution, at any time within six months after the death or six months after the permanent and total disability of the optionee or any longer period specified in the stock option agreement or by amendment thereof (but in no event after the Expiration Date). For purposes of this Section 6.1.7, “employment” includes service as a director or as a consultant. For purposes of this Section 6.1.7, an optionee’s employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if the optionee’s right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

6.1.8         Withholding and Employment Taxes.   At the time of exercise of an Option and as a condition thereto, or at such other time as the amount of such obligations becomes determinable (the “Tax Date”), the optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes. Such obligation to remit may be satisfied, if authorized by the Administrator in its sole discretion, after considering any tax, accounting and financial consequences, by the optionee’s (i) delivery of a promissory note in the required amount on such terms as the Administrator deems appropriate, (ii) tendering to the Company previously owned shares of Common Stock or other securities of the Company with a fair market value

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equal to the required amount, or (iii) agreeing to have shares of Common Stock (with a fair market value equal to the required amount) which are acquired upon exercise of the Option withheld by the Company.

6.1.9         Other Provisions.   Each Option granted under this Plan may contain such other terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Administrator, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify the Option as an “incentive stock option” within the meaning of Section 422 of the Code.

6.1.10      Determination of Value.   For purposes of this Plan, the fair market value of Common Stock or other securities of the Company shall be determined as follows:

(a)            If the stock of the Company is regularly quoted by a recognized securities dealer, and selling prices are reported, its fair market value shall be the closing price of such stock on the date the value is to be determined, but if selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for such stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices).

(b)            In the absence of an established market for the stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company’s net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company’s industry, the Company’s position in the industry, the Company’s management, and the values of stock of other corporations in the same or a similar line of business.

6.1.11      Option Term.   Subject to Section 6.3.4, no Option shall be exercisable more than 10 years after the date of grant, or such lesser period of time as is set forth in the stock option agreement (the end of the maximum exercise period stated in the stock option agreement is referred to in this Plan as the “Expiration Date”).

6.2            Terms and Conditions to Which Only NQOs Are Subject.   Options granted under this Plan which are designated as NQOs shall be subject to the following terms and conditions:

6.2.1         Exercise Price.

(a)            Except as set forth in Section 6.2.1(b), the exercise price of a NQO shall be not less than 85% of the fair market value (as determined in accordance with Section 6.1.10) of the stock subject to the Option on the date of grant.

(b)            To the extent required by applicable laws, rules and regulations, the exercise price of a NQO granted to any person who owns, directly or by attribution under the Code (currently Section 424(d)), stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate (a “Ten Percent Shareholder”) shall in no event be less than 110% of the fair market value (as determined in accordance with Section 6.1.10) of the stock covered by the Option at the time the Option is granted.

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6.3            Terms and Conditions to Which Only ISOs Are Subject.   Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

6.3.1         Exercise Price.

(a)            Except as set forth in Section 6.3.1(b), the exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the fair market value (as determined in accordance with Section 6.1.10) of the stock covered by the Option at the time the Option is granted.

(b)            The exercise price of an ISO granted to any Ten Percent Shareholder shall in no event be less than 110% of the fair market value (determined in accordance with Section 6.1.10) of the stock covered by the Option at the time the Option is granted.

6.3.2         Disqualifying Dispositions.   If stock acquired by exercise of an ISO granted pursuant to this Plan is disposed of in a “disqualifying disposition” within the meaning of Section 422 of the Code (a disposition within two years from the date of grant of the Option or within one year after the transfer such stock on exercise of the Option), the holder of the stock immediately before the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the Option as the Company may reasonably require.

6.3.3         Grant Date.   If an ISO is granted in anticipation of employment as provided in Section 5(d), the Option shall be deemed granted, without further approval, on the date the grantee assumes the employment relationship forming the basis for such grant, and, in addition, satisfies all requirements of this Plan for Options granted on that date.

6.3.4         Term.   Notwithstanding Section 6.1.11, no ISO granted to any Ten Percent Shareholder shall be exercisable more than five years after the date of grant.

7.                                           MANNER OF EXERCISE

(a)             An optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price and withholding taxes as provided in Sections 6.1.6 and 6.1.8. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price will be considered as the date such Option was exercised.

(b)            Promptly after receipt of written notice of exercise of an Option and the payments called for by Section 7(a), the Company shall, without stock issue or transfer taxes to the optionee or other person entitled to exercise the Option, deliver to the optionee or such other person a certificate or certificates for the requisite number of shares of stock. An optionee or permitted transferee of the Option shall not have any privileges as a shareholder with respect to any shares of stock covered by the Option until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.

8.                                           RESTRICTED STOCK

(a)             Terms of Grant.   The Administrator may grant Restricted Stock Grants to such employees, consultants and non-employee directors, in such amounts, and subject to such terms and conditions as the Administrator may determine in its sole discretion, including such restrictions on transferability and other restrictions as the Administrator may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as

6

the Administrator shall determine. No Restricted Stock Grants shall be granted under this Plan after 10 years from the date of adoption of this Plan by the Board.

(b)            Purchase Price.   The Administrator shall, in its sole discretion, determine the purchase price, if any, and form of payment for Restricted Stock.

(c)             Restricted Stock Grant Agreement.   Restricted Stock shall be granted pursuant to a written agreement, in form satisfactory to the Administrator, which shall set forth the terms of the Restricted Stock Grant. Restricted Stock granted under a restricted stock grant Agreement shall be evidenced by certificates registered in the name of the participant, which certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company may retain physical possession of any such certificates, and the Company may require a participant awarded Restricted Stock to deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock for so long as the Restricted Stock is subject to a risk of forfeiture.

(d)            Rights as Shareholder.   Unless otherwise determined by the Administrator at the time of a grant, the holder of Restricted Stock shall have the right to vote the Restricted Stock and to receive dividends thereon, unless and until such shares are forfeited.

(e)             Adjustments.

(i)             Changes in Capital Structure.   If the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate adjustments shall be made by the Board in the number and class of shares of stock subject to this Plan and each Restricted Stock Grant outstanding under this Plan; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustment. Each such adjustment shall be subject to approval by the Board in its sole discretion.

(ii)            Corporate Transactions.   In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each participant at least 30 days prior to such proposed action. The Restricted Stock Grants will terminate immediately prior to the consummation of such proposed action; provided, however, that the Administrator, in the exercise of its sole discretion, may permit exercise of any Restricted Stock Grant prior to its termination, even if such Restricted Stock Grant were not otherwise exercisable. In the event of a merger or consolidation of the Company with or into another corporation or entity in which the Company does not survive, or in the event of a sale of all or substantially all of the assets of the Company in which the shareholders of the Company receive securities of the acquiring entity or an affiliate thereof, all Restricted Stock Grants shall be assumed or equivalent awards shall be substituted by the successor corporation (or other entity) or a parent or subsidiary of such successor corporation (or other entity); provided, however, that if such successor does not agree to assume the Restricted Stock Grants or to substitute equivalent awards therefor, the Administrator, in the exercise of its sole discretion, may permit the exercise of any of the Restricted Stock Grants prior to consummation of such event, even if such Restricted Stock Grants were not otherwise exercisable.

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9.                                           EMPLOYMENT OR CONSULTING RELATIONSHIP

Nothing in this Plan, nor any Restricted Stock Grant, nor or any Option grant, shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate any participant’s or optionee’s employment or consulting at any time, nor confer upon any participant or optionee any right to continue in the employ of, or consult with, the Company or any of its Affiliates.

10.                                    CONDITIONS UPON ISSUANCE OF SHARES

Neither shares of Restricted Stock nor shares of Common Stock underlying Options shall be issued to the participant or the optionee unless the issuance and delivery of such shares of Restricted Stock, the exercise of such Option and the issuance and delivery of such shares of Common Stock underlying such Option shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”).

11.                                    NONEXCLUSIVITY OF THE PLAN

The adoption of this Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive or equity participation arrangements as it may deem desirable, including, without limitation, the granting of stock options or the issuance of shares of Common Stock other than under this Plan.

12.                                    MARKET STANDOFF

Each participant and optionee, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act, shall not sell or otherwise transfer any shares of Common Stock acquired upon exercise of Options and/or any shares of Restricted Stock during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act after the date of adoption of this Plan which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restriction until the end of such 180-day period.

13.                                    AMENDMENTS TO PLAN

The Board may at any time amend, alter, suspend or discontinue this Plan. Without the consent of an optionee and/or a participant, no amendment, alteration, suspension or discontinuance may adversely affect (a) outstanding Options except to conform this Plan and ISOs granted under this Plan to the requirements of federal or other tax laws relating to incentive stock options and/or (b) Restricted Stock Grants. No amendment, alteration, suspension or discontinuance shall require shareholder approval unless (a) shareholder approval is required to preserve incentive stock option treatment for federal income tax purposes or (b) the Board otherwise concludes that shareholder approval is advisable.

14.                                    EFFECTIVE DATE OF PLAN; TERMINATION

This Plan shall become effective upon adoption by the Board provided, however, that no Option shall be exercisable unless and until written consent of the shareholders of the Company, or approval of shareholders of the Company voting at a validly called shareholders’ meeting, is obtained within twelve months after adoption by the Board. If such shareholder approval is not obtained within such time, Options granted hereunder shall terminate and be of no force and effect, and any Restricted Stock Grants or exercises that have already occurred shall be rescinded, from and after expiration of such twelve-month

8

period. Options may be granted and exercised under this Plan only after there has been compliance with all applicable federal and state securities laws. This Plan (but not the Options and/or the Restricted Stock Grants previously granted under this Plan) shall terminate within ten years from the date of its adoption by the Board.

15.                                    DELIVERY OF FINANCIAL STATEMENTS

To the extent required by applicable laws, rules and regulations, the Company shall deliver to each optionee financial statements of the Company at least annually while such optionee holds an outstanding Option.

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Appendix B

AGREEMENT AND PLAN OF MERGER
OF
OSI SYSTEMS, INC.,
A DELAWARE CORPORATION
AND
OSI SYSTEMS, INC.,
A CALIFORNIA CORPORATION

This Agreement and Plan of Merger dated as of                     , 2006 (the “Agreement”) is between OSI Systems, Inc., a California corporation (“OSI California”) and OSI Systems, Inc., a Delaware corporation (“OSI Delaware”). OSI Delaware and OSI California are sometimes referred to in this Agreement as the “Constituent Corporations.”

R E C I T A L S

A.              OSI Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 110,000,000 shares, 100,000,000 of which are designated “Common Stock,” no par value, and 10,000,000 of which are designated “Preferred Stock,” no par value. As of the date of this Agreement, 100 shares of OSI Delaware Common Stock were issued and outstanding, all of which are held by OSI California, and no shares of Preferred Stock were issued and outstanding.

B.              OSI California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 110,000,000 shares, 100,000,000 of which are designated “Common Stock,” no par value and 10,000,000 of which are designated “Preferred Stock,” no par value. As of                       , 2006,                      shares of OSI California Common Stock were issued and outstanding and no shares of Preferred Stock were issued and outstanding.

C.              The Board of Directors of OSI California has determined that, for the purpose of effecting the reincorporation of OSI California in the State of Delaware, it is advisable and in the best interests of OSI California that OSI California merge with and into OSI Delaware upon the terms and conditions provided in this Agreement.

D.              The respective Boards of Directors of OSI Delaware and OSI California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective stockholders and, if approved by such stockholders, executed by officers of their respective corporations.

A G R E E M E N T

In consideration of the mutual agreements and covenants set forth herein, OSI Delaware and OSI California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

Section 1   Merger.   In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, OSI California shall be merged with and into OSI Delaware (the “Merger”), the separate existence of OSI California shall cease and OSI Delaware shall be, and is sometimes referred to below as, the “Surviving Corporation,” and the name of the Surviving Corporation shall be “OSI Systems, Inc.”

Section 2.   Closing.   The closing of this Agreement shall take place at 12525 Chadron Avenue, Hawthorne, California, as soon as practicable following the satisfaction of all conditions to closing set forth in Section 3 of this Agreement (the “Closing”).

Section 3.   Conditions to Closing.   The obligations hereunder of both parties to enter into this Agreement are subject to their satisfaction, at or before the Closing, of each of the conditions set forth below:

3.1            Adoption and Approval by Stockholders.   Adoption and approval of this Agreement and the Merger by the stockholders of each Constituent Corporation in accordance with the applicable requirements of the Delaware General Corporation Law and the California General Corporation Law; and

3.2            Satisfaction of Conditions Precedent.   The satisfaction or waiver of all of the conditions precedent to the consummation of the Merger as specified in this Agreement; and

Section 4   Filing and Effectiveness.   Upon the satisfaction of all Conditions to Closing set forth in Section 3 above, the parties shall file, and the Merger shall become effective upon completion of the filing, with the Secretary of State of Delaware of an executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law. The date and time when the Merger becomes effective is referred to in this Agreement as the “Effective Date of the Merger.”

Section 5   Effect of the Merger.   Upon the Effective Date of the Merger, the separate existence of OSI California shall cease and OSI Delaware, as the Surviving Corporation, (a) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (b) shall be subject to all actions previously taken by its and OSI California’s Board of Directors, (c) shall succeed, without other transfer, to all of the assets, rights, powers and property of OSI California in the manner more fully set forth in Section 259 of the Delaware General Corporation Law, (d) shall continue to be subject to all of the debts, liabilities and obligations of OSI Delaware as constituted immediately prior to the Effective Date of the Merger, and (e) shall succeed, without other transfer, to all of the debts, liabilities and obligations of OSI California in the same manner as if OSI Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California General Corporation Law.

Section 6.   Charter Documents, Directors and Officers

6.1            Certificate of Incorporation.   The Certificate of Incorporation of OSI Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

6.2            Bylaws.   The Bylaws of OSI Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

6.3            Directors and Officers.   The directors and officers of OSI Delaware immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

Section 7.   Manner of Conversion of Stock

7.1            OSI California Common Stock.   Upon the Effective Date of the Merger, each one share of OSI California Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such share or any other person, be converted into and exchanged for one fully paid and nonassessable share of Common Stock, no par value, of the Surviving Corporation. No fractional share interests of the Surviving Corporation shall be issued. In lieu thereof, each holder of shares of OSI California shall receive from OSI Delaware an amount of cash equal to the average closing prices of OSI California Common Stock as quoted on The NASDAQ Stock Market for five (5) consecutive trading days ending three (3) business days prior to the closing date of the Merger. Any fractional share interests to which a holder would otherwise be entitled shall be aggregated so that no OSI California shareholder shall receive cash in an amount greater than the value of one (1) full share of OSI Delaware Common Stock.

7.2            OSI California Options, Stock Purchase Rights and Convertible Securities.

(a)            Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue any and all stock option, stock incentive, employee benefit and other equity-based award plans heretofore adopted by OSI California (the “Plans”). Each outstanding and unexercised option, other right to purchase, or security convertible into, OSI California Common Stock (a “Right”) shall become, subject to the provisions in paragraph (c) hereof, an option, right to purchase, or a security convertible into the Surviving Corporation’s Common Stock, respectively, on the basis of one share of the Surviving Corporation’s Common Stock, as the case may be, for each one share of OSI California Common Stock, issuable pursuant to any such Right, on the same terms and conditions and at an exercise price equal to the exercise price applicable to any such OSI California Right at the Effective Date of the Merger. This paragraph 3.2(a) shall not apply to OSI California Common Stock. Such Common Stock is subject to paragraph 3.1 hereof.

(b)            A number of shares of the Surviving Corporation’s Common Stock shall be reserved for issuance upon the exercise or conversion of Rights equal to the number of shares OSI California Common Stock so reserved immediately prior to the Effective Date of the Merger.

(c)            The assumed Rights shall not entitle any holder thereof to a fractional share upon exercise or conversion. In lieu thereof, any fractional share interests to which a holder of an assumed Right (other than an option issued pursuant to OSI Delaware’s Plans) would otherwise be entitled upon exercise or conversion shall be aggregated (but only with other similar Rights which have the same per share terms). To the extent that after such aggregation, the holder would still be entitled to a fractional share with respect thereto upon exercise or conversion, the holder shall be entitled upon the exercise or conversion of all such assumed Rights pursuant to their terms (as modified herein), to one full share of Common Stock in lieu of such fractional share. With respect to each class of such similar Rights, no holder will be entitled to more than one full share in lieu of a fractional share upon exercise or conversion.

Notwithstanding the foregoing, with respect to options issued under OSI California’s Plans that are assumed in the Merger, the number of shares of Common Stock to which the holder would be otherwise entitled upon exercise of each such assumed option following the Merger shall be rounded down to the nearest whole number and the exercise price shall be rounded up to the nearest whole cent. In addition, no “additional benefits” (within the meaning of Section 424(a)(2) of the Internal Revenue Code of 1986, as amended) shall be accorded to the optionees pursuant to the assumption of their options.

7.3            OSI Delaware Common Stock.   Upon the Effective Date of the Merger, each share of Common Stock, no par value, of OSI Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by OSI Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

7.4            Exchange of Certificates.   After the Effective Date of the Merger, each holder of an outstanding certificate representing OSI California Common Stock may, at such holder’s option, surrender the same for cancellation to U.S. Stock Transfer as exchange agent (the “Exchange Agent”), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation’s Common Stock into which the surrendered shares were converted as provided herein. Until so surrendered, each outstanding certificate theretofore representing shares of OSI California capital stock shall be deemed for all purposes to represent the number of whole shares of the appropriate class and series of the Surviving Corporation’s capital stock into which such shares of OSI California capital stock were converted in the Merger.

The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of capital stock of the Surviving Corporation represented by such outstanding certificate as provided above.

Each certificate representing capital stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of OSI California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

If any certificate for shares of Surviving Corporation’s stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

Section 8.   General

8.1            Covenants of OSI Delaware.   OSI Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

(a)            Qualify to do business as a foreign corporation in the State of California and irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law.

(b)            File any and all documents with the California Franchise Tax Board necessary for the assumption by OSI Delaware of all of the franchise tax liabilities of OSI California; and

(c)            Take such other actions as may be required by the California General Corporation Law.

8.2            Further Assurances.   From time to time, as and when required by OSI Delaware or by its successors or assigns, there shall be executed and delivered on behalf of OSI California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by OSI Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of OSI California and otherwise to carry out the purposes of this Agreement, and the officers and directors of OSI Delaware are fully authorized in the name and on behalf of OSI California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

8.3            Abandonment.   At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either OSI California or OSI Delaware, or both, notwithstanding the approval of this Agreement by the shareholders of OSI California or by the sole stockholder of OSI Delaware, or by both.

8.4            Amendment.   The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (b) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of shares or series of capital stock of such Constituent Corporation.

8.5            Registered Office.   The registered office of the Surviving Corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

8.6            Agreement.   Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 12525 Chadron Avenue, Hawthorne, CA 90250 and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

8.7            Governing Law.   This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

8.8            Counterparts.   This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

The undersigned authorized representatives of the Constituent Corporation have executed and acknowledged this Agreement as of the date first set forth above.

OSI CALIFORNIA:

OSI, Systems, Inc., a California corporation
By:
Name:
Title:

OSI DELAWARE:

OSI Systems, Inc., a Delaware corporation
By:
Name:
Title:

Appendix C

FORM OF
CERTIFICATE OF INCORPORATION
OF
OSI SYSTEMS, INC.
(a Delaware corporation)

I.

The name of this corporation is “OSI Systems, Inc.” (the “Corporation”).

II.

The address of the Corporation’s registered office in the 1209 Orange Street, in the City of Wilmington, 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

III.

The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

IV.

A.              Classes of Stock.   This Corporation is authorized to issue two classes of stock to be designated, respectively, as “Common Stock” and “Preferred Stock”. The total number of shares which the Corporation is authorized to issue is one hundred ten million (110,000,000) shares, no par value. One hundred million (100,000,000) shares shall be Common Stock and ten million (10,000,000) shares shall be Preferred Stock.

B.              Rights, Preferences and Restrictions of Preferred Stock.   The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the applicable law of the State of Delaware and within the limitations and restrictions set forth in this Certificate of Incorporation, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status they had prior to the adoption of the resolution originally fixing the number of shares of such series.

V.

The number of directors of the Corporation shall be fixed from time to time by the Bylaws of the Corporation or amendment thereof duly adopted by the Board of Directors.

VI.

In the election of directors of any class or series of capital stock of the Corporation shall be entitled to vote for each share held. No stockholder will be permitted to cumulate votes at any election of directors.

VII.

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

VIII.

A.              Except as otherwise provided in the Bylaws, the Bylaws may be amended or repealed or new Bylaws adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote generally in the election of directors. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal Bylaws.

B.              The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

C.              Advance notice of stockholder nominations for the election of directors or of business to be brought by the stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

IX.

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

X.

The Corporation shall have perpetual existence.

XI.

A.              To the fullest extent permitted by the General Corporation Law of Delaware, but not limited to Section 102(b)(7) thereof, as the same may be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law of Delaware is hereafter amended to authorize, with the approval of a corporation’s stockholders, further reductions in the liability of a corporation’s directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the General Corporation Law of Delaware as so amended.

B.              Any repeal or modification of the foregoing provisions of this Article XI shall not adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director occurring prior to such repeal or modification.

XII.

A.              To the fullest extent permitted by applicable law, the Corporation is also authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and other agents of the Corporation (and any other persons to which Delaware law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law of Delaware, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to a corporation.

B.              Any repeal or modification of any of the foregoing provisions of this Article XII shall not adversely affect any right or protection of any such agent or other person existing at the time of, or increase the liability of any such agent or other person with respect to any acts or omissions of such agent or other person occurring prior to such repeal or modification.

XIII.

The name and mailing address of the incorporator are as follows:

Victor S. Sze
c/o OSI Systems, Inc.
12525 Chadron Avenue
Hawthorne, CA 90250

Executed this           day of                            , 2006.

Victor S. Sze, Incorporator

Appendix D

FORM OF
BYLAWS
OF
OSI SYSTEMS, INC.
(a Delaware corporation)

ARTICLE I
OFFICES

Section 1.   Registered Office.   The registered office of OSI Systems, Inc., a Delaware corporation (the “Corporation”), shall be fixed in the Certificate of Incorporation of the Corporation.

Section 2.   Other Offices.   The Corporation shall also have and maintain a principal executive office at 12525 Chadron Avenue, Hawthorne, CA 90250 and may also have offices at such other places both within and without the State of Delaware as the Board of Directors (the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1.   Place of Meetings.   Meetings of stockholders shall be held either at the principal executive office of the Corporation or at any other place within or without the State of Delaware which may be designated either by the Board or by the written consent of all persons entitled to vote thereat, given either before or after the meeting and filed with the Secretary.

Section 2.   Annual Meetings.   The annual meetings of the stockholders shall be held on such date and at such time as may be fixed by the Board. At such meetings, directors shall be elected and any other proper business may be transacted.

Section 3.   Special Meetings.   Special meetings of the stockholders may be called at any time by the Board, the Chairman of the Board, or the Chief Executive Officer and may not be called by any other person or persons. Business transacted at any special meeting shall be limited to the purposes stated in the notice of the meeting.

Section 4.   Notice of Annual or Special Meeting.   Written notice of each annual or special meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (a) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (b) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the stockholders, but, subject to the provisions of applicable law, any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.

Notice of a stockholders’ meeting shall be given either personally or by mail or by other means of written communication, addressed to the stockholder at the address of such stockholder appearing on the books of the Corporation or given by the stockholder to the Corporation for the purpose of notice; or, if no such address appears or is given, at the place where the principal executive office of the Corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission to the recipient. Any notice to stockholders may be given by electronic mail or other electronic transmission, in the manner provided by Section 232 of the Delaware General Corporation Law. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the of the giving of such notice. Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, either before or after the meeting, and to the extent permitted by law, will be waived by any stockholder by attendance thereat, in person or by proxy, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Notwithstanding the foregoing provisions of this Section 4, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder with respect to matters set forth in this Section 4.

Section 5.   Quorum.   A majority of the issued and outstanding stock entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to have less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (a) the chairman of the meeting or (b) holders of a majority of the shares of stock entitled to vote who are present, in person or in proxy, shall have power to adjourn the meeting to another place (if any), date or time in accordance with Section 6 of this Article.

Section 6.   Adjourned Meeting and Notice Thereof.   Any stockholders’ meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum (except as provided in Section 5 of this Article) no other business may be transacted at such meeting.

It shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken; provided, however, when any stockholders’ meeting is adjourned for more than thirty (30) days or, if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting.

Section 7.   Voting.   The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 8 of this Article, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements). Except as may be otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

Section 8.   Record Date.   The Board may fix, in advance, a record date for the determination of the stockholders entitled to notice of any meeting to vote or entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise rights in respect of any other lawful action. The record date so fixed shall be not more than sixty (60) days nor less than ten (10) days prior to the date of the meeting nor more than sixty (60) days prior to any other action. When a record date is so fixed, only stockholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to the exercise of the rights, as the case may be, notwithstanding any transfer of shares on the books of the Corporation after the record date. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting. The Board shall fix a new record date if the meeting is adjourned for more than thirty (30) days. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the next business day next preceding the day on which the meeting is held.

Section 9.            Consent of Absentees.   The transactions of any meeting of stockholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of stockholders need be specified in any written waiver of notice, except as provided in the Certificate of Incorporation or these Bylaws.

Section 10.   Action Without Meeting.   Subject to Section 228 of the Delaware General Corporation Law, any action which, under any provision of the Delaware General Corporation Law, may be taken at any annual or special meeting of stockholders, may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unless a record date for voting purposes be fixed as provided in Section 8 of this Article, the record date for determining stockholders entitled to give consent shall be the day on which the first written consent is given.

Section 11.   Proxies.   Every person entitled to vote shares has the right to do so either in person or by one or more persons authorized by a written proxy executed by such stockholder and filed with the Secretary. Every proxy duly executed shall continue in full force and effect until revoked by the person executing it prior to the vote pursuant thereto effected by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or by attendance at the meeting and voting in person by the person executing the proxy; provided, however, that no proxy shall be valid after the expiration of eleven months from the date of its execution unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(a) of the Delaware General Corporation Law.

Section 12.   Inspector of Election.   In advance of any meeting of stockholders, the Board may appoint any person to act as the inspector of election at such meeting and any adjournment thereof. If the inspector of election is not so appointed, or if any person so appointed fails to appear or refuses to act, the chairman of any such meeting may, and on the request of any stockholder or stockholder’s proxy shall, make such appointment at the meeting. The duties of such inspector shall include: determining, and certifying as appropriate, the number of shares outstanding and the voting power of each; the shares represented at the meeting; the existence of a quorum; the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls shall close; determining the result; and doing such acts as may be proper to conduct the election or vote with fairness to all stockholders.

ARTICLE III
DIRECTORS

Section 1.   Powers.   Subject to limitations of the Certificate of Incorporation, of these Bylaws and of the Delaware General Corporation Law relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

Section 2.   Number of Directors.   The authorized number of directors shall be, until changed by amendment of the Bylaws or by a Bylaw duly adopted by the holders of a majority of the outstanding capital stock entitled to vote thereon or a majority of the Board, such number as may from time to time be authorized by resolution of the Board or the stockholders, provided that such number shall not be less than five (5) nor more than nine (9).

Section 3.   Election and Term of Office.   The directors shall be elected at each annual meeting of the stockholders, but if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of stockholders held for that purpose. Each director shall hold office until the next annual meeting and until a successor has been elected and qualified.

Section 4.   Vacancies.   Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Vacancies in the Board may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the next annual meeting and until such director’s successor has been elected and qualified.

A vacancy or vacancies in the Board shall be deemed to exist in the case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the stockholders fail, at any annual or special meeting of stockholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent requires the consent of a majority of the outstanding shares entitled to vote. If the Board accepts the resignation of a director tendered to take effect at a future time, the Board or the stockholders shall have power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director’s term of office.

Section 5.   Place of Meeting.   Regular or special meetings of the Board shall be held at any place within or without the State of Delaware which has been designated from time to time by the Board. In the absence of such designation, regular meetings shall be held at the principal executive office of the Corporation.

Section 6.   Regular Meetings.   Immediately following each annual meeting of stockholders, the Board shall hold a regular meeting for the purpose of organization, election of officers and the transaction of other business. Call and notice of all such regular meetings of the Board is hereby dispensed with. Other regular meetings of the Board shall be held without call on such dates and at such times as may be fixed by the Board, and shall be subject to the notice requirements set forth in Section 7 of this Article.

Section 7.   Special Meetings.   Special meetings of the Board for any purpose or purposes may be called at any time by the Chief Executive Officer, Chairman of the Board, or by any two (2) directors.

Special meetings of the Board shall be held upon three (3) days’ written notice by mail or twenty-four (24) hours’ notice given personally or by telephone, telecopier, e-mail or other similar means of communication. Any such notice shall be addressed or delivered to each director at such director’s address as it is shown upon the records of the Corporation or as may have been given to the Corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held.

Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated in person or by telephone or wireless, to the recipient or to a person at the office or residence of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

Section 8.   Quorum.   A majority of the authorized number of directors, constitutes a quorum of the Board for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number be required by law or by the Certificate of Incorporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

Section 9.   Participation in Meetings by Conference Telephone.   Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.

Section 10.   Waiver of Notice.   The transactions of any meeting of the Board, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding such a meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 11.   Adjournment.   A majority of the directors present, whether or not a quorum is present, may adjourn any directors’ meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

Section 12.   Fees and Compensation.   Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board.

Section 13.   Action Without Meeting.   Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such consent or consents shall have the same effect as a unanimous vote of the Board and shall be filed with minutes of the proceedings of the Board.

Section 14.   Rights and Inspection.   Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the Corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and obtain extracts.

Section 15.   Committees.   The Board may appoint one or more committees, each consisting of one or more directors, and delegate to such committees any of the authority of the Board except with respect to:

(i)             The approval of any action for which the Delaware General Corporation Law also requires stockholders’ approval;

(ii)            The filling of vacancies on the Board or in any committee;

(iii)           The amendment or repeal of Bylaws or the adoption of new Bylaws;

(iv)           The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable; or

(v)             The appointment of other committees of the Board or the members thereof.

Any such committee must be appointed by resolution adopted by a majority of the authorized number of directors and may be designated a name as the Board shall specify. The Board shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. In the absence of any such prescription, such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board or such committee shall otherwise provide, the regular and special meetings and other actions of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board. Minutes shall be kept of each meeting of each committee.

ARTICLE IV
OFFICERS

Section 1.   Officers.   The officers of the Corporation shall be a Chief Executive Officer, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board, a Chairman of the Board, a President, a Chief Operating Officer, one or more Vice Presidents (who may be designated as executive or senior vice presidents as the Board may, from time to time, deem necessary), one or more Assistant Secretaries, one or more Assistant Financial Officers and such other officers as may be elected or appointed in accordance with the provisions of Section 3 of this Article. Any number of offices may be held by the same person.

Section 2.   Election.   The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by, and shall serve at the pleasure of the Board, and shall hold their respective offices until their resignation, removal or other disqualification from service, or until their respective successors shall be elected.

Section 3.   Subordinate Officers.   The Board may appoint, and may empower the Chief Executive Officer or the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board may from time to time determine. Any officer appointed pursuant to this Section 3 may be removed, with or without cause, by the Board or any such officer upon whom the power of removal has been conferred by the Board at any time. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment.

Section 4.   Removal and Resignation.   Any officer not appointed in accordance with the provisions of Section 3 or 5 hereof may be removed, either with or without cause, by the Board at any time. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment.

Any officer may resign at any time by giving written notice to the Corporation, but without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.   Vacancies.   A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

Section 6.   Chairman of the Board.   The Chairman of the Board, shall, if present, preside at all meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned by the Board.

Section 7.   Chief Executive Officer.   The Chief Executive Officer, shall be subject to the control of the Board and have general supervision, direction and control of the business and the officers of the corporation. The Chief Executive Officer shall preside at all meetings of the stockholders and shall act as Chairman of the Board unless the Board has appointed a different person as Chairman.

Section 8.   President; Chief Operating Officer.   The President or the Chief Operating Officer has the general powers and duties of management usually vested in the office of president, general manager and chief operating officer of a corporation and such other powers and duties as may be prescribed by the Board. In the absence of the Chief Executive Officer, the President shall perform the duties required of the Chief Executive Officer under these Bylaws.

Section 9.   Vice President.   In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board.

Section 10.   Secretary.   The Secretary shall keep or cause to be kept, at the principal executive office and such other place as the Board may order, a book of minutes of all meetings of stockholders, the Board and its committees, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of the Bylaws of the Corporation at the principal executive offices or business office.

The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent or registrar, if one be appointed, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the stockholders of the Board and of any committees thereof required by these Bylaws or by law to be given, shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

Section 11.   Chief Financial Officer.   The Chief Financial Officer is the principal financial officer of the Corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, and shall send or cause to be sent to the stockholders of the Corporation such financial statements and reports as are by law or these Bylaws required to be sent to them. The books of account shall at all times be open to inspection by any director.

The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the Chief Executive Officer or the President or directors, whenever they request it, an account of all transactions entered into as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.

ARTICLE V
OTHER PROVISIONS

Section 1.   Inspection of Corporate Records.   The Corporation shall, either at its principal executive offices or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books, and other records.

(a)             Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records permitted by the Delaware General Corporation Law and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.

(b)            A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in each such stockholder’s name, shall be open to the examination of any such stockholder for a period of at least ten (10) days prior to the meeting in the manner provided by law. The stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 2.   Inspection of Bylaws.   The Corporation shall keep in its principal executive office the original or a copy of these Bylaws as amended to date, which shall be open to inspection by stockholders at all reasonable times, during office hours. If the principal executive office of the Corporation is located outside the State of Delaware and the Corporation has no principal business office in such state, it shall upon the written notice of any stockholder furnish to such stockholder a copy of these Bylaws as amended to date.

Section 3.   Endorsement of Documents; Contracts.   Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance or other instrument in writing and any assignment or endorsements thereof executed or entered into between the Corporation and any other person, when signed by the Chief Executive Officer, the Chairman of the Board or the President, shall be valid and binding on the Corporation in the absence of actual knowledge on the part of the other person that the signing officers had no authority to execute the same. Any such instruments may be signed by another person or persons and in such manner as from time to time shall be determined by the Board, and, unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

Section 4.   Certificates of Stock.   Every holder of shares of the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer or a Vice President and by the Chief Financial Officer or an Assistant Financial Officer or the Secretary or an Assistant Secretary, certifying the number of shares and the class or series of shares owned by the stockholder. Any or all of the signatures on the certificate may be facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board may provide; provided, however, that on any certificate issued to represent any partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.

Except as provided in this section, no new certificate for shares shall be issued in lieu of an old one unless the latter is surrendered and cancelled at the same time. The Board may, however, if any certificate for shares is alleged to have been lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof, and the Corporation may require that the Corporation be given a bond or other adequate security sufficient to indemnify it against any claim that may be made against it (including expense or liability) on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

Section 5.   Representation of Shares of other Corporations.   The President, the Chief Executive Officer, the Chief Financial Officer or any other officer or officers authorized by the Board, the Chief Executive Officer, the President or the Chief Financial Officer are each authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

Section 6.   Stock Purchase Plans.   The Corporation may adopt and carry out a stock purchase plan or agreement or stock option plan or agreement providing for the issue and sale for such consideration as may be fixed of its unissued shares, or of issued shares acquired or to be acquired, to one or more of the employees or directors of the Corporation or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for aiding any such persons in paying for such shares by compensation for services rendered, promissory notes or otherwise.

Any such stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the reservation of title until full payment therefor, the effect of the termination of employment and option or obligation on the part of the Corporation to repurchase the shares upon termination of employment, restrictions upon transfer of the shares, the time limits of and termination of the plan, and any other matters, not in violation of applicable law, as may be included in the plan as approved or authorized by the Board or any committee of the Board.

Section 7.   Construction and Definitions.   Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the Delaware General Corporation Law shall govern the construction of these Bylaws.

ARTICLE VI
INDEMNIFICATION

Section 1.   Indemnification.   The Corporation shall indemnify its officers and directors, and former officers and directors, for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by the Delaware General Corporation Law, as amended from time to time.

Section 2.   Insurance.   The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, against any liability or expense asserted against or incurred by such person in or arising from that capacity, or arising out of his or her status as such, whether or not the Corporation would otherwise have the power or the obligation to indemnify the person against such liability or expense. The Corporation shall not be obligated under these Bylaws to make any payment in connection with any claim made against any person if and to the extent that such person has actually received payment therefor under any insurance policy or policies.

Section 3.   Expenses Payable in Advance.   Expenses (including attorneys’ fees and expenses) incurred by a director or officer, or a former director or officer, in defending, investigating, preparing to defend, or being or preparing to be a witness in, a threatened or pending action, suit, proceeding or claim against him or her, whether civil or criminal, shall be paid by the Corporation in advance of the final disposition of such action, suit, proceeding or claim upon receipt by the Corporation of a request therefor and an undertaking by or on behalf of the director or officer, or former director or officer, to repay such amounts if it ultimately shall be determined that he or she is not entitled to be indemnified by the Corporation.

ARTICLE VII
AMENDMENTS

These Bylaws may be repealed, altered or amended or new Bylaws adopted at any meeting of the stockholders, either annual or special, by the affirmative vote of at least a majority of the stock entitled to vote at such meeting, unless a larger vote is required by these Bylaws or the Certificate of Incorporation. The Board shall also have the authority to repeal, alter or amend these Bylaws or adopt new Bylaws (including, without limitation, the amendment of any Bylaws setting forth the number of directors who shall constitute the whole Board) by unanimous written consent or at any annual, regular, or special meeting of the Board by the affirmative vote of a majority of the whole number of directors.

Appendix E

FORM OF
INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is made as of            , 2006, by and between OSI Systems, Inc., a Delaware corporation (the “Company”) and                 (the “Indemnitee”).

RECITALS

A.              The Company and Indemnitee recognize the increasing difficulty in obtaining liability insurance for directors, officers and key employees, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance.

B.              The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers and key employees to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.

C.              Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee and agents of the Company may not be willing to continue to serve as agents of the Company without additional protection.

D.              The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, and to indemnify its directors, officers and key employees so as to provide them with the maximum protection permitted by law.

AGREEMENT

In consideration of the mutual promises made in this Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company and Indemnitee hereby agree as follows:

1.               Indemnification.

(a)             Third Party Proceedings.   The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding, or investigation whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while an officer or director or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(b)            Proceedings By or in the Right of the Company.   The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while an officer or director or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) and, to the fullest extent permitted by law, amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld), in each case to the extent actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or suit if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its stockholders, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudicated by court order or judgment to be liable to the Company in the performance of Indemnitee’s duty to the Company and its stockholders unless and only to the extent that the court in which such action or proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(c)             Mandatory Payment of Expenses.   To the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1(a) or Section 1(b) or the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee in connection therewith.

(d)            Exceptions.   Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(i)             Claims Initiated by Indemnitee.   To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145 of the Delaware General Corporation Law, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board finds it to be appropriate; or

(ii)            Claims under Section 16(b).   To indemnify Indemnitee for expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities and Exchange Act of 1934, as amended, or any similar successor statute.

2.               No Employment Rights.   Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment.

3.               Expenses; Indemnification Procedure.

(a)             Advancement of Expenses.   The Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action, suit or proceeding referred to in Section 1(a) or Section 1(b) hereof (including amounts actually paid in settlement of any such action, suit or proceeding). Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby.

(b)            Notice/Cooperation by Indemnitee.   Indemnitee shall, as a condition precedent to his or her right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the President or the Chief Executive Officer of the Company and shall be given in accordance with the provisions of Section 11(d) below. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

(c)             Procedure.   Any indemnification and advances provided for in Section 1 and this Section 3 shall be made no later than thirty (30) days after receipt of the written request of Indemnitee. If a claim under this Agreement, under any statute, or under any provision of the Company’s Certificate of Incorporation or Bylaws providing for indemnification, is not paid in full by the Company within thirty (30) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 10 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including attorneys’ fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 3(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

(d)            Notice to Insurers.   If, at the time of the receipt of a notice of a claim pursuant to Section 3(b) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(e)             Selection of Counsel.   In the event the Company shall be obligated under Section 3(a) hereof to pay the expenses of any proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ counsel in any such proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

4.               Additional Indemnification Rights; Nonexclusivity.

(a)             Scope.   Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Certificate of Incorporation, the Company’s Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes shall be deemed to be within the purview of Indemnitee’s rights and the Company’s obligations under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b)            Nonexclusivity.   The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested members of the Company’s Board of Directors, the General Corporation Law of the State of Delaware, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he or she may have ceased to serve in any such capacity at the time of any action, suit or other covered proceeding.

5.           Partial Indemnification.   If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

6.           Mutual Acknowledgment.   Both the Company and Indemnitee acknowledge that in certain instances, Federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations.

7.           Officer and Director Liability Insurance.   The Board shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Board will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, if Indemnitee is not an officer or director but is a key employee. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Board determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a parent or subsidiary of the Company.

8.           Severability.   Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 8. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

9.               Construction of Certain Phrases.

(a)             For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b)            For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

10.            Attorneys’ Fees.   In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

11.            Miscellaneous.

(a)             Governing Law.   This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

(b)            Entire Agreement; Enforcement of Rights.   This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c)             Construction.   This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(d)            Notices.   Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by fax or 48 hours after being sent by nationally-recognized courier or deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or fax number as set forth below or as subsequently modified by written notice.

(e)             Counterparts.   This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(f)             Successors and Assigns.   This Agreement shall be binding upon the Company and its successors and assigns, and inure to the benefit of Indemnitee and Indemnitee’s heirs, legal representatives and assigns.

(g)             Subrogation.   In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company to effectively bring suit to enforce such rights.

The parties hereto have executed this Agreement as of the day and year set forth on the first page of this Agreement.

OSI Systems, Inc.,

a Delaware corporation

By:
Name:
Title:

Address:
12525 Chadron Avenue
Hawthorne, CA 90250

Facsimile:

AGREED TO AND ACCEPTED:

By:
Name:
Title:

Address:

Facsimile:

PROXY	PROXY

OSI SYSTEMS, INC.

12525 Chadron Avenue, Hawthorne, CA 90250
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Shareholders and the Proxy Statement and appoints Deepak Chopra and Ajay Mehra and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of OSI Systems, Inc. (the “Company”) held of record by the undersigned as of the close of business on October 2, 2006, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Shareholders of the Company to be held on November 30, 2006, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below.

1.                        To elect the following directors to serve until the 2007 Annual Meeting of Shareholders or until their respective successors are elected and qualified:

  FOR ALL          WITHHOLD AUTHORITY FOR ALL

Deepak Chopra, Ajay Mehra, Steven C. Good, Meyer Luskin, Chand R. Viswanathan and Leslie E. Bider

To withhold authority to vote for any individual nominee, check the box marked “For All” above and write the nominee’s name in the space provided here:

2.                        To ratify the Amended and Restated 1997 Stock Option Plan to add the authority to issue and grant restricted stock.

  FOR          AGAINST          ABSTAIN

3.                      To amend the Amended and Restated 1997 Stock Option Plan to change the name of the plan and extend the term of the plan.

  FOR          AGAINST          ABSTAIN

4.                      To approve the reincorporation of the Company from California to Delaware.

  FOR          AGAINST          ABSTAIN

5.                        To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

(PLEASE DATE AND SIGN ON REVERSE SIDE)

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FOR THE 2006 ANNUAL MEETING.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

MARK HERE FOR ADDRESS CHANGE AND INDICATE NEW ADDRESS IN SPACE PROVIDED.

                      NEW ADDRESS:

NOTE: Please sign exactly as name(s) appear(s). When signing as executor, administrator, attorney, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a joint tenancy, please have both tenants sign.

Signature:	Dated:

Signature:	Dated: